SCHEDULE 14A
                              (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                        SECURITIES 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant:     /X/
Filed by a Party other than the Registrant:  /  /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to 240.14a-110 or 240.14a-12

                            ENERGIZER HOLDINGS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee Was paid previously. Identify the previous filing by registration Statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[LOGO OF ENERGIZER]

                            ENERGIZER HOLDINGS, INC.

                              800 Chouteau Avenue

                           St. Louis, Missouri 63102

Dear  Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Energizer Holdings, Inc. to be held at 2:30 p.m. on Monday, January 29, 2001 at the Auditorium at The Saint Louis Art Museum, 1 Fine Arts Drive, St. Louis, Missouri 63110-1380.

We hope you will attend in person. If you plan to do so, please bring the enclosed Shareholder Admittance Ticket with you. Please note that your access will be limited to the Auditorium--the Art Museum will not be available for viewing on that date.

Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement and vote your shares. You may sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided, or you may vote by telephone or via Internet. However you decide to vote, we would appreciate your voting as soon as possible.

We  look  forward  to  seeing  you  at  the  Annual  Meeting!


                                        /s/ J. Patrick Mulcahy
                                        J. PATRICK MULCAHY
                                        Chief Executive Officer

December 13, 2000

                            ENERGIZER HOLDINGS, INC.
                              800 Chouteau Avenue
                            St. Louis, Missouri 63102

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To  the  Shareholders:

  The Annual Meeting of Shareholders of Energizer Holdings, Inc. will be held at 2:30 p.m. on Monday, January 29, 2001, at the Auditorium at The St. Louis Art Museum, 1 Fine Arts Drive, St. Louis, Missouri 63110-1380.

  The  purpose  of  the  meeting  is  to:

  1. elect three directors to serve three-year terms ending at the Annual Meeting held in 2004, and one director to serve a two-year term ending at the Annual Meeting held in 2003, or until their respective successors are elected and qualified; and

  2. approve  the  Energizer  Holdings,  Inc.  2000  Incentive  Stock  Plan;

and  to  act  upon  such  other matters as may properly come before the meeting.

  You may vote if you are a shareholder of record on November 24, 2000. It is important that your shares be represented and voted at the Meeting. Please vote in one of these ways:

  .  USE  THE  TOLL-FREE  TELEPHONE  NUMBER  shown  on  the  proxy  card;
  .  VISIT  THE  WEB  SITE noted on your proxy card to vote via the Internet; OR
  . MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

                                        By Order of the Board of Directors,
                                        /s/ T. L. Grosch
                                        Timothy L. Grosch
                                        Secretary

December 13, 2000

PROXY STATEMENT--VOTING PROCEDURES
--------------------------------------------------------------------------------
YOUR VOTE IS VERY IMPORTANT

The Board of Directors is soliciting proxies to be used at the 2001 Annual Meeting. This proxy statement and the form of proxy will be mailed to shareholders beginning December 13, 2000.

Who  Can  Vote

Record holders of Energizer Holdings, Inc. Common Stock on November 24, 2000 may vote at the meeting. On November 24, 2000, there were 94,402,011 shares of Common Stock outstanding. The shares of Common Stock held in the Company's treasury will not be voted.

How  You  Can  Vote

There  are  three  voting  methods:

 . Voting by Mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

 . Voting by Telephone. You can vote your shares by telephone by calling the toll-free telephone number on your proxy card.

 . Voting by Internet. You can also vote via the Internet. The web site for Internet voting is on your proxy card, and voting is available 24 hours a day.


If you vote by telephone or via the Internet you should not return your proxy card.

How You May Revoke or Change Your Vote

You can revoke your proxy at any time before it is voted at the meeting by:

 . sending written notice of revocation to the Secretary;

 . submitting another proper proxy by telephone, Internet or paper ballot; or

 . attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

General Information on Voting

You are entitled to cast one vote for each share of Common Stock you own on the record date. Shareholders do not have the right to vote cumulatively in electing directors. The election of each director nominee, and approval of the 2000 Incentive Stock Plan, must be approved by a majority of shares entitled to vote and represented at the Annual Meeting in person or by proxy. Shares represented by a proxy marked "abstain" on any matter, or that provide that a vote be withheld on any matter, will be considered present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposal. Therefore, any proxy marked "abstain" will have the effect of a vote against the matter. Shares represented by a proxy as to which there is a "broker non-vote" (for example, where a broker does not have discretionary authority to vote the shares), will be considered present at the meeting for purposes of determining a quorum, but will have no effect on the vote.

All shares that have been properly voted--whether by telephone, Internet or mail--and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

Voting  By  Participants  in  the Company's or Ralston's Savings Investment Plan

If you participate in the Company's Savings Investment Plan or in the Ralston Purina Company Savings Investment Plan and had an account in the Energizer Common Stock Fund on November 16, 2000, the proxy will also serve as voting instructions to the trustee for both plans, Vanguard Fiduciary Trust Company, an affiliate of The Vanguard Group of Investment Companies, for the shares of Common

Stock credited to your account on that date. If the trustee does not receive directions with respect to any shares of Common Stock held in a plan, it will vote those shares in the same proportion as it votes shares in that plan for which directions were received.

Costs  of  Solicitation

The Company will pay for preparing, printing and mailing this proxy statement. We have engaged Georgeson & Company, Inc. to help solicit proxies from shareholders for a fee of $11,000 plus its expenses. Proxies may also be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by employees of Georgeson. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

Compliance  With  Section  16(a)  Reporting

The rules of the Securities and Exchange Commission require that the Company disclose late filings of reports of stock ownership and changes in stock ownership by its directors and executive officers. To the best of the Company's knowledge, all of the filings for the Company's executive officers and directors were made on a timely basis in 2000.

                         ITEM  1.  ELECTION  OF  DIRECTORS
The Board of Directors consists of nine members and is divided into three classes, with one class currently consisting of two members, one class currently consisting of three members, and one class currently consisting of four members, with terms of service expiring at successive Annual Meetings.

In order to equalize the classes, three directors will be elected at the 2001 Annual Meeting to serve for a three-year term expiring at our Annual Meeting in the year 2004, and one director will be elected to serve for a two-year term expiring at our Annual Meeting in the year 2003. The Board has nominated Robert Pruzan, F.S. Garrison, R. David Hoover and H. Fisk Johnson for election as directors at this Meeting, with Messrs. Pruzan, Garrison and Hoover to serve until the 2004 Annual Meeting, and Mr. Johnson to serve until the 2003 Annual Meeting. Each nominee is currently serving as a director and has consented to serve for a new term. Each nominee elected as a director will continue in office until his successor has been elected and qualified. If any nominee is unable to serve as a director at the time of the Annual Meeting, your proxy may be voted for the election of another person the Board may nominate in his or her place, unless you indicate otherwise.

Vote Required. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and represented in person or by proxy is required for the election of each director.

The Board of Directors recommends a vote FOR the election of these nominees for election as directors.
                                       2

                 INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS

Please review the following information about the nominees and other directors continuing in office. The ages shown are as of December 31, 2000.

--------------------------------------------------------------------------------

[Photo]         ROBERT PRUZAN, Director Since 2000, Age 37
                (Standing for election at this meeting for a term expiring
                2004)


                President of Wasserstein Perella & Co., Inc. (investment
                banking).
--------------------------------------------------------------------------------

[Photo]         F.S. GARRISON, Director Since 2000, Age 66
                (Standing for election at this meeting for a term expiring
                2004)


                Chairman of the Board, American Freightways, Inc. (trucking).
--------------------------------------------------------------------------------

[Photo]         R. DAVID HOOVER, Director Since 2000, Age 55
                (Standing for election at this meeting for a term expiring
                2004)


                President, Vice Chairman and Chief Operating Officer, Ball Corporation (aerospace products, packaging products). Also a director of Datum, Inc.
--------------------------------------------------------------------------------

[Photo]         H. FISK JOHNSON, Director Since 2000, Age 42
                (Standing for election at this meeting for a term expiring
                2003)


                Chairman of the Board and Chairman, S.C. Johnson & Son, Inc. (consumer products).
--------------------------------------------------------------------------------

[Photo]         RICHARD A. LIDDY, Director Since 2000, Age 65
                (Continuing in Office--Term Expiring in 2002)

                Chairman and CEO, GenAmerica Corporation (insurance holding company), Chairman of the Board of the Reinsurance Group of America, Incorporated (insurance), and also a director of Brown Shoe Company, Inc., Ameren Corporation and Ralston Purina Company.

--------------------------------------------------------------------------------

[Photo]         JOE R. MICHELETTO, Director Since 2000, Age 64
                (Continuing in Office--Term Expiring in 2002)

                Chief Executive Officer and President, Ralcorp Holdings, Inc. (food products). Also a director of Ralcorp Holdings, Inc., Agribrands International, Inc. and Vail Resorts, Inc.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[Photo]         WILLIAM H. DANFORTH, Director Since 2000, Age 74
                (Continuing in Office--Term Expiring in 2002)


--------------------------------------------------------------------------------

[Photo]         J. PATRICK MULCAHY, Director Since 2000, Age 56
                Trustee and former Chancellor, Washington University. Also a director of Ralston Purina Company.
                (Continuing in Office--Term Expiring in 2003)


--------------------------------------------------------------------------------

[Photo]         WILLIAM P. STIRITZ, Director Since 2000, Age 66
                Chief Executive Officer, Energizer Holdings, Inc. Also a director of Solutia Inc.
                (Continuing in Office--Term Expiring in 2003)

                Chairman of the Board and Chairman of the Energizer Holdings, Inc. Management Strategy and Finance Committee. Also Chief Executive Officer and President of Agribrands International, Inc. (international animal feeds) and a director of Ralston Purina Company, Agribrands International, Inc., Angelica Corporation, Ball Corporation, The May Department Stores Company, Ralcorp Holdings, Inc., Reinsurance Group of America, Inc. and Vail Resorts, Inc.

--------------------------------------------------------------------------------

                     BOARD OF DIRECTORS STANDING COMMITTEES

                                                                 Nominating
                                                                    and
                                                                 Executive
      Board Member        Board   Audit   Executive   Finance   Compensation
----------------------------------------------------------------------------
  William H. Danforth       X       X         X          X           X*
----------------------------------------------------------------------------
  F.S. Garrison             X       X                    X           X
----------------------------------------------------------------------------
  R. David Hoover           X                            X*          X
----------------------------------------------------------------------------
  H. Fisk Johnson           X
----------------------------------------------------------------------------
  Richard A. Liddy          X      X*         X          X
----------------------------------------------------------------------------
  Joe R. Micheletto         X                 X          X           X
----------------------------------------------------------------------------
  Robert Pruzan             X                            X
----------------------------------------------------------------------------
  J. Patrick Mulcahy        X                 X          X
----------------------------------------------------------------------------
  William P. Stiritz        X*                X*         X
----------------------------------------------------------------------------
  Meetings held in 2000     5       3         0          0           1


*Chairperson

Audit: Reviews auditing, accounting, financial reporting and internal control functions. Recommends our independent accountants and reviews their services. All members are non-employee directors.

Executive: May act on behalf of the Board in the intervals between Board meetings.

Finance: Reviews the Company's financial condition, objectives and strategies and makes recommendations to the Board concerning financing requirements, dividend policy, foreign currency management and pension fund performance.

Nominating and Executive Compensation: Sets compensation of executive officers, approves

--------------------------------------------------------------------------------
deferrals under the Company's Deferred Compensation Plan, administers the Company's 2000 Incentive Stock Plan and grants stock options and other awards under that plan. Monitors management compensation and benefit programs, and reviews principal employee relations policies. Recommends nominees for election as directors or executive officers to the Board. Also recommends committee memberships and compensation and benefits for directors. All members are non-employee directors.

The Nominating and Executive Compensation Committee will consider suggestions from shareholders regarding possible director candidates for the terms of Board members expiring in 2002. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. See "Shareholder Proposals for 2002 Annual Meeting" for details regarding the procedures and timing for the submission of such suggestions.

During fiscal year 2000, all directors attended 75% or more of the Board meetings and Committee meetings on which they served.

                             Director Compensation

All directors, other than J. Patrick Mulcahy, received the following fees for serving on the Board or its Committees. Mr. Mulcahy received no compensation other than his normal salary from the Company for his service on the Board and its Committees.

Annual Retainer..........................................................$30,000
Fee for Each Board Meeting...............................................$ 1,000
Fee for Each Committee Meeting...........................................$ 1,000

The chairpersons of the Committees also received an additional annual retainer of $2,000 for each Committee that they chaired.

Stock Awards

On May 8, 2000, each non-employee director, other than Mr. Johnson, received an option to purchase 10,000 shares of Common Stock of the Company at $17.00, the closing price for such shares on that date on the New York Stock Exchange composite index. Mr. Stiritz received an option to purchase 500,000 shares of Common Stock at the closing price on that date. Mr. Johnson received an option to purchase 10,000 shares on September 18, 2000, the date of his appointment to the Board, at $20.00, the closing price of the Common Stock on that date. The options, which were granted under the Company's 2000 Incentive Stock Plan and have a ten year term, are exercisable at the rate of 20% per year, beginning on the first anniversary of the date of grant. They are exercisable prior to that date upon the director's death, declaration of total and permanent disability, retirement or resignation from the Board, or upon a change in control of the Company.

On May 8, 2000, each non-employee director, other than Mr. Johnson, also received a restricted stock equivalent award under which the director will be credited with a restricted stock equivalent for each share of the Company's Common Stock he acquires prior to May 8, 2002, up to a limit of 10,000 shares. Mr. Stiritz received a similar award, but with a limit of 130,000 shares. (On September 18, 2000, Mr. Johnson was granted a similar award, up to a limit of 10,000 shares, with respect to shares of Common Stock he acquires prior to September 18, 2002.) The equivalents granted will vest three years from crediting and will convert, at that time, into an equal number of shares of Common Stock. They also vest upon a director's death, declaration of total and permanent disability, or upon a change in control of the Company. If elected by the director, conversion may be deferred until the director terminates his service on the Board. As of November 1, 2000, the following directors have been credited with the indicated number of restricted stock equivalents: Mr. Danforth--10,000 equivalents; Mr. Micheletto--1,500 equivalents; Mr. Pruzan-- 5,800 equivalents; Mr. Liddy--9,000 equivalents; Mr. Hoover--3,000 equivalents; Mr. Garrison--0 equivalents; Mr. Johnson--0 equivalents; Mr. Stiritz--130,000 equivalents.

Deferred  Compensation  Plan

Directors can elect to have their retainer and meeting fees paid monthly in cash, or defer payment until their retirement under the terms of the Energizer Holdings, Inc. Deferred Compensation Plan. Under that Plan, they can defer in the form of stock equivalents under the Energizer Common Stock Unit Fund, which tracks the value of the

Company's Common Stock, they can defer into the Prime Rate Option, under which deferrals are credited with interest at Morgan Guaranty Trust Company of New York's prime rate, or they can defer into any of the Measurement Fund Options which track the performance of the Vanguard investment funds offered under the Company's Savings Investment Plan. Deferrals in the Energizer Common Stock Unit Fund during each calendar year are increased by a match from the Company at the end of that year. For the year 2000, the Company set the matching contribution at 33 1/3% for Directors. Deferrals in the Plan are paid out in a lump sum in cash within 60 days following the director's termination of service on the Board.

          Compensation Committee Interlocks and Insider Participation

Mr. Stiritz, Chairman of the Management Strategy and Finance Committee and Chairman of the Board of the Company, is Chairman of the Nominating and Compensation Committee of the Board of Directors of Ralcorp Holdings, Inc., Chairman of the Compensation Committee of S.C. Johnson & Son, Inc., and also serves on the Human Resources Committee of the Board of Directors of Ball Corporation. Mr. Micheletto, a director of the Company, is the Chief Executive Officer and President of Ralcorp Holdings, Inc. Mr. Johnson, also a director of the Company, is Chairman of the Board and Chairman of S.C. Johnson & Son, Inc. Mr. Hoover, also a director of the Company, is the President, Vice Chairman and Chief Operating Officer of Ball Corporation. Mr. Micheletto and Mr. Hoover serve on the Nominating and Executive Compensation Committee of the Company's
Board  of  Directors.

                 Certain Relationships and Related Transactions

Spin-off and Related Transactions

  Prior to April 1, 2000, the Company was a wholly-owned subsidiary of Ralston Purina Company. On April 1, 2000, Ralston distributed the Common Stock of the Company to its shareholders in a tax free distribution or spin-off. Immediately prior to the spin-off, Ralston and the Company entered into certain agreements described below providing for the Company's orderly transition from a subsidiary to an independent publicly-held corporation.

Agreement and Plan of Reorganization
------------------------------------

  Ralston and the Company entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for, among other things, the principal corporate transactions required to effect the spin-off. The Reorganization Agreement also provided for the transfer of certain assets and liabilities from Ralston to the Company, in particular assets and liabilities associated with employee benefit plans in which employees of the Company participated. Under the Reorganization Agreement, Ralston agreed to retain or assume certain liabilities associated with the operation of the Company's business prior to the spin-off.

  In addition, the Reorganization Agreement provided that the Company would assume the obligation to repay approximately $480 million which was borrowed by Ralston immediately prior to the spin-off, as well as retain pre-existing debt of its international battery subsidiaries. Because the debt assumed and retained by the Company at the time of the spin-off, net of cash held by the Company as of the spin-off, exceeded a targeted amount of indebtedness set forth in the Reorganization Agreement, a cash settlement of approximately $22 million was paid by Ralston to the Company following the spin-off.

  Subject to certain exceptions, the Reorganization Agreement provides for indemnification by the parties as follows:

  Ralston has agreed to indemnify the Company against any liabilities assumed or retained by Ralston in the Reorganization Agreement, and liabilities relating to:

  . any breach by Ralston of any covenant made in the Reorganization
    Agreement or certain other agreements described in the Reorganization Agreement (the "Ancillary Agreements");

  . any third party claim primarily relating to the actions of the Ralston board of directors in authorizing the spin-off; and

  . the operation of the businesses conducted, or to be conducted, by Ralston and its subsidiaries or the ownership of its assets (other than the operation or assets of the battery business) both prior to and following the spin-off.

  The Company has agreed to indemnify Ralston against any liabilities assumed or retained by the Company in the Reorganization Agreement, including the debt which the Company assumed or retained, and liabilities relating to:

  . any breach by the Company of any covenant made in the Reorganization
    Agreement or any Ancillary Agreement;

  . the operation of the Company's business and former battery operations controlled by its subsidiaries, or the ownership of the assets used in those businesses, except to the extent those liabilities are assumed or retained by Ralston in the Reorganization Agreement or any Ancillary Agreement; and

  . all liabilities arising out of Ralston's continuing guarantee of any obligation of the Company or any subsidiary of the Company.

  The indemnification payments described above are limited to the amount of the loss, less insurance proceeds (net of any deductibles or allocated paid-loss retro-premiums) which may be received for the loss by the party seeking indemnification.

  Neither Ralston nor the Company have any liability to the other for taxes except as provided in the Tax Sharing Agreement, described below.

  The Reorganization Agreement also provides that, in order to avoid adversely affecting the intended favorable tax consequences of the spin-off, neither the Company nor any of its subsidiaries will engage in certain transactions for a period of time following April 1, 2000 unless, in the sole discretion of Ralston, either:

  . a legal opinion satisfactory to Ralston is obtained from counsel selected by the Company and approved by Ralston, or

  .  a  supplemental  ruling  is  obtained  from  the  IRS,

and such opinion or ruling provides that the transactions would not adversely affect the Federal income tax consequences of the spin-off, as set forth in the private letter rulings which have already been obtained from the IRS by Ralston.

  The Company does not expect that these limitations will significantly inhibit its activities or its ability to respond to business developments. The transactions subject to this provision, and the periods such transactions will be limited, are:

  . material sales, exchanges or distributions to shareholders by the Company, or other material dispositions of any of the Company's assets, except in the ordinary course of business--30 months;

  .  repurchases  of  Common  Stock, unless the repurchase satisfies certain IRS
    Ruling  criteria--24  months;

  .  issuances  or  dispositions of Common Stock that represent in the aggregate
    50%  or  more  of  the  issued  and  outstanding  Common  Stock--30  months;

  .  the  liquidation  of  the  Company or its merger with any other corporation
    (including  a  subsidiary)--30  months;  or

  . the cessation by the Company of the active conduct of the battery business, within the meaning of Section 355(b) of the Code--30 months.

  In addition, the Reorganization Agreement provides that, if the Company engages in any of these transactions, and if the spin-off becomes taxable under the provisions of the Code because of its actions, the Company will indemnify Ralston (and its stockholders that received shares of Common Stock in the spin-off) against all tax liabilities, including interest and penalties, which are incurred. Ralston has agreed to indemnify the Company against losses which it may incur in the event that Ralston or any of its subsidiaries take any action which adversely impacts the tax-free nature of the spin-off.

Tax  Sharing  Agreement

  Until April 1, 2000, the business operations of the Company were included in the consolidated Federal income tax returns of Ralston. As part of the spin-off, Ralston and the Company entered into a Tax Sharing Agreement providing, among other things, for the allocation between the parties of Federal, state, local and foreign tax liabilities for all periods through 12:01 a.m. on April 1, 2000, and reimbursement by each party for any of its taxes which may have been or will be paid or advanced by the other. The Tax Sharing Agreement provides that:

  . Ralston will be liable for certain domestic tax liabilities for periods ending on or before

   April 1, 2000, including such liabilities resulting from audits or other adjustments to previously filed tax returns;

  . The Company will be liable for certain foreign tax liabilities attributable to the operation of the Company's business prior to April 1, 2000; and

  . The Company will be responsible for all Federal, state, local and foreign taxes attributable to its business on and after April 1, 2000.

  Though valid as between Ralston and the Company, the Tax Sharing Agreement is not binding on the IRS or foreign tax authorities. It will not affect the joint and several liability of Ralston and the Company, and their respective subsidiaries, to the IRS or to foreign tax authorities for taxes of the Ralston consolidated group relating to periods prior to the spin-off.

Bridging  Agreement
-------------------

  Ralston and the Company entered into a Bridging Agreement under which Ralston and, in certain cases, the Company, have agreed to continue to provide certain administrative services for a limited period of time following the spin-off. Charges for such services have been determined on a fair market basis.

Lease  Agreement
----------------

  Ralston and Eveready Battery Company, Inc., a wholly owned subsidiary of the Company, entered into a lease under which Eveready leased office space for headquarters operations for a period of one year following the spin-off at a negotiated rental rate reflecting the market rate for comparable space in the area.

Distribution  Agreement
-----------------------

  Ralston and the Company entered into an agreement providing for the continued distribution in the Philippines by the Company's local subsidiary of pet products manufactured by Ralston. All payments and other terms and conditions for this agreement have been determined through arm's length bargaining on a fair market basis.

Guaranteed  Loans  for  Officers

  Under the Company's Shareholder Value Commitment Program, the Company has granted restricted stock equivalent awards to encourage direct, long-term ownership of its Common Stock by directors and certain officers and key executives. Under the program, individual acquisitions of shares of Common Stock, up to a maximum per individual, are matched with an equal number of restricted stock equivalents which vest and convert into shares of Common Stock three years from the date of crediting. Purchases of Common Stock by certain officers in that Program were financed by personal loans made to the officers from Bank of America. The Company has guaranteed the bank loans but each officer has agreed to indemnify the Company if it incurs any loss under the guarantee provided for his loan, and has agreed that the Company may set off such losses against amounts that it may otherwise owe to him. The largest aggregate amount owed during fiscal 2000 on each guaranteed bank loan made to the executive officers was as follows: Mr. Zimmermann--$333,307.83; Mr.
Strachan--  $153,893.53;  Mr.  Rose--$643,993.47;  Mr. McClanathan--$204,049.39;
Mr.  Conrad--$438,292.24;  Mr.  Sanborn--$310,547.16.

Other  Transactions

  The Company has entered into an Engagement Agreement with Wasserstein Perella & Co., Inc., under which Wasserstein has been retained to provide financial advisory services to the Company in connection with implementing and completing long-term strategic plans and, in the event of any offer or proposal to the Company or its shareholders regarding control of the Company, matters relating to takeover defense. Mr. Pruzan, a director of the Company, is President of Wasserstein.

  To the Company's best knowledge, Mr. Pruzan does not receive direct or indirect compensation related to the Company's retention arrangement with the Wasserstein firm. He has disclaimed any material interest in that arrangement. The Company expects that its business relationship with Wasserstein will continue and any transactions will be conducted in the ordinary course and on competitive terms.

                   ITEM 2. PROPOSAL TO APPROVE AND RATIFY THE
               ENERGIZER HOLDINGS, INC. 2000 INCENTIVE STOCK PLAN

You are asked to approve adoption of the Energizer Holdings, Inc. 2000 Incentive Stock Plan. The Board of Directors adopted this Plan on March 16, 2000 at its first meeting, and it was approved by Ralston Purina Company, as the Company's sole shareholder, at that time. It is now being submitted to shareholders for their approval with respect to future stock awards. (Awards previously granted under the Plan are not contingent upon shareholder approval.) The following is a summary of the Plan. Please refer to Exhibit A to this Proxy Statement for the full text of the Plan.
Reason  for  Adoption  of  the  Plan

Section 162(m) of the Internal Revenue Code limits the Company's ability to deduct compensation in excess of $1 million which may be paid to any of the five highest paid executive officers in a particular fiscal year unless the compensation meets the statutory definition of "performance-based" compensation which has been approved by a majority of shareholders. The Company has been advised that the approval of the 2000 Incentive Stock Plan by Ralston Purina
Company prior to the spin-off of the Company enables the Company to deduct compensation payable under stock options granted under the Plan prior to the Company's first regular meeting of shareholders. However, in order to deduct compensation which it may pay to executives under future awards which may be granted under the Plan, the Company must submit the 2000 Incentive Stock Plan for shareholder approval.

PURPOSE The purpose of the Plan is to promote the interests of the Company and its stockholders by:

  . attracting and retaining key employees,

  . tying the compensation of key employees to the performance of the Company, and

  . providing an opportunity for participants to increase their holdings of Common Stock.

The Plan would also permit the Board of Directors to grant stock options and other stock awards to individual directors, if the Board decides to do so.

Administration The Plan is administered by the Nominating and Executive Compensation Committee of the Board of Directors, which has the authority to select employees to receive awards, to determine the types of awards and the number of shares of Common Stock covered by awards, and to set the terms and conditions of awards. The Committee may delegate authority to employees or employee committees to select the employees (other than executive officers) who will receive awards. However, the full Board of Directors will determine the amount, terms and conditions of stock options or other stock awards granted to directors. The Committee has the authority to establish rules for the administration of the Plan, and its determinations and interpretations are binding.

Eligible Participants

  . Any employee or officer (including executive officers) of the Company or any of its subsidiaries will be eligible for any award under the Plan if selected by the Committee. There are about 10,500 employees of the Company and its subsidiaries that would be eligible for awards under the Plan.

  . Any of the non-employee directors of the Company will also be eligible to receive stock options or other stock awards under the Plan if authorized by the full Board of Directors.

Neither the Committee nor the Board has made any decisions with respect to the individuals who may receive future awards under the Plan or the amount or nature of future awards.

SHARES AUTHORIZED The number of shares of the Company's Common Stock which were originally authorized for awards under the Plan was 15,000,000. (The number of shares authorized is subject to certain adjustments to reflect, for example, stock splits or other corporate restructurings.) As of the date of this proxy statement, 8,333,000 shares have been reserved for awards granted since the Plan's adoption, and 6,667,000 shares remain available for future awards.

In addition, if any award is forfeited or expires, all shares which were not issued under the award will become available for additional awards under the Plan. If a restoration option is granted when shares of Common Stock are tendered for the exercise of any options granted under the Plan, the number of shares available for awards under the Plan will be increased by the number of shares tendered.

Any awards that may be payable in cash will not be counted against the reserve unless the actual payment is made in shares of Common Stock instead of cash.

The  closing  price  of  the  Common  Stock  on  November  24,  2000 was $21.94.

MAXIMUM NUMBER OF SHARES The maximum number of shares of the Company's Common Stock that may be the subject of performance-based awards (including stock options and stock appreciation rights, but not restoration options) granted under the Plan to an employee or director during any one fiscal year is 1,900,000. The maximum number of shares that may be the subject of restoration options granted to an employee or director in any one fiscal year is 950,000. Any stock-related deferred compensation will not be applied against this limit.


TYPES OF AWARDS The Plan permits the grant of a variety of different types of awards:

  . Stock options and restoration options;

  . Stock appreciation rights ("SARs") (also called phantom stock options);

  . Restricted stock awards;

  . Stock equivalents; and

  . Other awards valued by reference to the Company's Common Stock.

Awards may be granted for any amount of cash consideration or for no cash consideration as long as legal requirements are met.

Stock Options: The Committee may grant stock options that qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code ("ISOs") or options that do not so qualify ("Non-Qualified Options"). The Committee or Board may also grant restoration options which are designed to replace shares of Common Stock used to exercise an option. The restoration options will be granted at fair market value, the shares subject to the restoration option will equal no more than the number of shares tendered, and the option will be exercisable for the remaining period of the original option grant.

All options granted will be subject to the following:

  . Options are not exercisable (unless accelerated) for at least one year after they are granted, and they cannot be exercised more than ten years after grant.

  . The exercise price must be paid at the time the option is exercised in either cash or in other shares of Common Stock.

  . The exercise price cannot be less than the fair market value of Common
    Stock on the grant date.

  . The Committee or Board will determine the vesting schedules of options granted under the Plan and may also impose additional conditions on exercise, including performance goals.

Stock Appreciation Rights: The holder of an SAR or phantom stock option is entitled to receive the excess of the fair market value of a specific number of shares on the date of exercise over the value of those shares on the date the award was granted. Payment of the excess will be in cash unless the Committee or Board elects to make payment in shares of Common Stock. The Committee or the Board will determine the vesting schedule of SARs granted under the Plan and may also impose additional conditions on exercise.

Restricted Stock Awards: Shares of restricted stock may be awarded subject to such restrictions and other terms and conditions as the Committee or Board may impose. Restricted stock may not be transferred by the holder until the restrictions lapse.

Stock Related Deferred Compensation: The Committee may permit the deferral of payment of an employee's cash bonus or other cash compensation in the form of Common Stock equivalents, subject to such terms and conditions as the Committee may impose. Stock equivalents track the value of the Common Stock, and are credited with dividend equivalents if dividends are paid on the Common Stock. Distribution of deferred amounts is made at the employee's retirement or other termination of employment, or at such other time elected by the employee, under conditions established by the Committee.

FEDERAL INCOME TAX CONSEQUENCES If you are a recipient of awards under the Plan, the following is a summary of the principal U.S. federal income tax consequences that are generally applicable:

Options and SARs.

If you are a recipient of options or SARs under the Plan:

  . The grant of an option or SAR is not expected to result in any taxable income for you.

  . If you hold an ISO, you generally will have no taxable income upon exercising the ISO if certain requirements are met (except that a liability may arise for alternative minimum tax), and the Company will not be entitled to a tax deduction when an ISO is exercised.

  . If you exercise a Non-Qualified Option, you will recognize ordinary income equal to the difference between the fair market value of the shares of Common Stock acquired and the exercise price. The Company will be entitled to a tax deduction for the same amount.

  . If you exercise an SAR, or if the SAR vests without exercise, the amount of any cash received will be taxable to you as ordinary income and will be deductible by the Company.

  . The tax consequences upon a sale of your shares acquired in an exercise of an option will depend on how long you held the shares prior to sale, and upon whether the shares were acquired in the exercise of an ISO or in the exercise of a Non-Qualified Option or SAR.

  . If you hold shares acquired upon exercise of an ISO for at least one year after exercise and two years from the date that the ISO was granted, you will recognize long-term capital gain or loss in an amount equal to the difference between the option exercise price and the sale price of the shares. If you do not hold the shares so acquired for that period, gain on the sale of the shares will be treated as ordinary income.

  . Any gain which you realize upon the sale of shares acquired in the exercise of a Non-Qualified Option or SAR for an amount greater than their fair market value on the date of exercise, will be capital gain and any loss will be capital loss. Generally there will be no tax consequences to the Company in connection with your disposition of shares acquired in the exercise of an option or SAR, except that the Company may be entitled to a tax deduction in the case of a sale of ISO shares before the holding periods described above have been satisfied.

Restricted  Stock  and  Other  Awards.

Generally, restricted stock awards will not be taxed to you until restrictions lapse on all, or any portion, of the award.

  . When any portion of an award is released from restrictions, the fair market value of those shares on the date the restrictions lapse will be included in your income for that year and will be taxed at ordinary income tax rates. Your basis in the stock received will be equal to the fair market value at the time that restrictions lapse, and the holding period will begin on that date.

  . You may elect to have the restricted stock award treated as taxable income in the year granted. You will be taxed at ordinary income tax rates on the fair market value of the award on the date of grant. Any future appreciation in value of those shares at the time they are sold will be taxed as capital gain, and any decline will be treated as a capital loss.

  . If you elect to be taxed in the year the award is granted, and the award is later forfeited before restrictions lapse, the income taxes paid will not be recoverable.

  . The Company will have deductible expense equal to the fair market value of the restricted shares in whatever year you recognize ordinary income as a result of the award.

Amounts deferred in the form of stock equivalents, as well as dividend equivalents earned on such amounts, will be taxed as ordinary income for the year in which the amounts are actually distributed to you. If the distribution is made in shares of Common Stock, the taxable income will be equal to the fair market value of the shares on the date distributed, which will also be your basis in those shares. The Company will have deductible expense equal to the amount distributed.

ADJUSTMENTS Certain corporate transactions or events such as stock splits, recapitalizations, spin-offs, mergers, etc. may directly affect the number of outstanding shares and/or the value of the outstanding Common Stock. If such transactions occur, the Committee may adjust the number of shares which may be granted under the Plan, as well as the limits on individual awards. The Committee or the Board may adjust the number of shares and the exercise price under outstanding options, and the performance goals of any options or awards, and may make other adjustments which are thought appropriate to protect the value of the award to the recipient.

TRANSFERABILITY  Awards  granted  under  the Plan may not be transferred except:

  .  by  beneficiary  designation;

  .  by  will  or  the  laws  of  descent  and  distribution;  or

  . if permitted by the Committee, to an immediate family member, family trust or family partnership.

AMENDMENTS The Board of Directors may amend, suspend or terminate the Plan at any time. Except for permitted adjustments, no amendment, however, may

 .  increase  the  number  of  shares  reserved  for  awards;

 .  withdraw  the  authority  of  the  Committee  to  administer  the  Plan;

 . increase the limit on the number of shares which are the subject of awards granted to any individual; or

 . change the terms of any awards granted before the amendment in an adverse manner without the consent of the recipient.

TERM The Plan will continue until December 31, 2009, unless replaced or terminated at an earlier time.

                         New  Plan  Benefits  and  Options

Although future benefits which may be granted under the Plan have not been determined, the benefits granted or credited under the Company's 2000 Incentive Stock Plan prior to the date of this Proxy Statement are shown in the table below. The restricted stock equivalents indicated reflect the total number of equivalents which have been or may be granted to these individuals upon their acquisition of an equal number of shares of the Company's Common Stock. Awards to the most highly compensated executives are set forth in the Summary Compensation Table on page 16. The specific terms of these awards are described in the footnotes to the Table on page 16 and the Summary Compensation Table. These awards, and their deductibility by the Company, are not contingent upon shareholder approval of the Plan. Shareholder approval will only impact the deductibility of future awards which may be granted.


                                                     No. of
                                                     Shares           Restricted
                                                   Underlying            Stock
                                                    Options           Equivalents
---------------------------------------------------------------------------------
All current Executive Officers as a Group          4,325,000            565,000
---------------------------------------------------------------------------------
Mr. Pruzan                                            10,000             10,000
---------------------------------------------------------------------------------
Mr. Garrison                                          10,000             10,000
---------------------------------------------------------------------------------
Mr. Hoover                                            10,000             10,000
---------------------------------------------------------------------------------
Mr. Johnson                                           10,000             10,000
---------------------------------------------------------------------------------
Mr. Stiritz                                          500,000            130,000
---------------------------------------------------------------------------------
All current Non-Employee Directors as a Group         70,000             70,000
---------------------------------------------------------------------------------
All other Employees as a Group                     3,283,000             20,000

Vote Required. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and represented in person or by proxy is required for approval of the Plan.

The Board of Directors recommends a vote FOR the approval and ratification of the Energizer Holdings, Inc. 2000 Incentive Stock Plan.

                                 OTHER  BUSINESS

The Board knows of no business which will be presented at the 2001 Annual Meeting other than that described above. The Company's Bylaws provide that shareholders may nominate candidates for directors or present a proposal or bring other business before an Annual Meeting only if they give timely written notice of the nomination or the matter to be brought not less than 90 nor more than 120 days prior to the Meeting. No such notice with respect to the 2001 Annual Meeting was received by October 31, 2000, the deadline for the Annual Meeting.

                             SELECTION  OF  AUDITORS

The Board, upon the recommendation of the Audit Committee, appointed PricewaterhouseCoopers LLP as independent accountants for the current fiscal year. PricewaterhouseCoopers LLP was the Company's independent accountant for fiscal year 2000. A representative of that firm will be present at the 2001
Annual Meeting of Shareholders and will have an opportunity to make a statement, if desired, as well as to respond to appropriate questions.

                          STOCK  OWNERSHIP  INFORMATION

Five Percent Owners of Common Stock. As of November 1, 2000, there are no persons known by the Company to beneficially own at least 5% of the Company's Common Stock.

           COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


                                                                     % of Shares
                                                  Shares             Outstanding
                                                 held in                 (B)
          Directors                Shares        Savings              (*denotes
             And                Beneficially    Investment            less than
      Executive Officers           Owned         Plan(A)   Total(B)      1%)
--------------------------------------------------------------------------------
  William H. Danforth         940,782(C)(D)(E)         0     940,782      *
--------------------------------------------------------------------------------
  F. S. Garrison                             0         0           0      *
--------------------------------------------------------------------------------
  R. David Hoover                        3,000         0       3,000      *
--------------------------------------------------------------------------------
  H. Fisk Johnson                            0         0           0      *
--------------------------------------------------------------------------------
  Richard A. Liddy                      10,000         0      10,000      *
--------------------------------------------------------------------------------
  Joe R. Micheletto                      1,508         0       1,508      *
--------------------------------------------------------------------------------
  Robert Pruzan                          5,800         0       5,800      *
--------------------------------------------------------------------------------
  William P. Stiritz               2,525,233(F)        0   2,525,233    2.64%
--------------------------------------------------------------------------------
  J. Patrick Mulcahy                211,843(G)     5,160     217,003      *
--------------------------------------------------------------------------------
  Patrick Mannix                        91,186     7,356      98,542      *
--------------------------------------------------------------------------------
  Daniel Corbin                              0     3,304       3,304      *
--------------------------------------------------------------------------------
  Randy Rose                            33,304     4,905      38,209      *
--------------------------------------------------------------------------------
  Harry Strachan                        13,115     3,470      16,585      *
--------------------------------------------------------------------------------
  All Officers and Directors      3,932,185(H)    63,145   3,995,330    4.18%

In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote or transfer, as well as shares owned by immediate family members that reside with the director or officer.

(A) Column indicates the most recent approximation of the number of shares of Common Stock as to which participants in the Company's Savings Investment Plan have voting and transfer rights. Shares of Common Stock which are held in the Plan are not directly allocated to individual participants but instead are held in a separate fund in which participants acquire units. Such fund also holds varying amounts of cash and short-term investments. The number of shares allocable to a participant will vary on a daily basis based upon the cash position of the fund and the market price of the stock.
(B) The number of shares outstanding, and the numbers beneficially owned, are as of November 1, 2000.
(C) Excludes 2,423,999 shares of Common Stock held by the Danforth Foundation, St. Louis, MO. Mr. Danforth is one of the ten trustees of the Foundation and disclaims beneficial ownership of its shares.
(D) Excludes 1,112,754 shares of Common Stock held by Washington University, St. Louis, MO. Mr. Danforth serves on the University's Board of Trustees, which consists of 54 members. He disclaims beneficial ownership of those shares.
(E) Mr. Danforth has sole voting and investment powers respecting 62,050 shares of Common Stock. He shares voting and investment powers with respect to 878,732 shares, which includes 51,208 shares held in a trust which are not reported on his Section 16 reports. Mr. Danforth disclaims beneficial ownership of those 51,208 shares. The 878,732 shares exclude 122,125 shares which have been reported as beneficially owned by Mr. Danforth on his
    Section 16 reports, but with respect to which Mr. Danforth does not have voting or investment powers.
(F) Mr. Stiritz disclaims beneficial ownership of 521,357 shares of Common Stock owned by his wife and 140,576 shares owned by his son.
(G) Mr. Mulcahy disclaims beneficial ownership of 12,500 shares of Common Stock owned by his wife and 111 shares owned by his step-daughter.
(H) Excludes 1,731,005 shares of Common Stock held to fund retirement benefits by the Energizer Holdings, Inc. Retirement Plan Trust of which four executive officers serve as the trustees who collectively exercise voting and investment power. These officers disclaim beneficial ownership of those shares.

                             EXECUTIVE  COMPENSATION

The following tables and narratives discuss the compensation paid in fiscal year 2000 to the Chief Executive Officer and the other four most highly compensated executive officers ("Named Executive Officers").

The Summary Compensation Table set forth below summarizes compensation received by the Named Executive Officers since the spin-off of the Company by Ralston Purina Company, that is, for six months rather than for a full fiscal year. Annualized salaries, i.e., the salary amounts which would have been paid to the Named Executive Officers had they been paid for a full year at the rates in effect from April 1, 2000, the date of the spin-off, through the end of the fiscal year, are reflected in the "Salary" column.

The full amount of bonuses paid by the Company during fiscal year 2000 is reflected in the "Bonus" column. No attempt has been made to pro rate bonuses based on the relationship between the period before the spin-off and the period after the spin-off.


                           SUMMARY COMPENSATION TABLE

                                     Annual                    Long Term Compensation
                                  Compensation                        (Awards)
                               ------------------              ----------------------
                                                               Securities Restricted
                                                  Other Annual Underlying    Stock     All Other
   Name and Principal                             Compensation  Options   Equivalents Compensation
        Position          Year Salary($) Bonus($)     ($)         (#)       ($)(1)       ($)(2)
   ------------------     ---- --------- -------- ------------ ---------- ----------- ------------
J. P. Mulcahy             2000 $650,000  $886,500     $ 0       500,000   $2,320,000    $176,558
Chief Executive Officer

P. C. Mannix              2000 $342,000  $326,500     $ 0       400,000   $1,322,075    $ 79,313
President

Daniel Corbin             2000 $243,600  $202,600     $ 0       250,000            0    $ 47,984
Executive Vice
President,
Finance and Control

Randy Rose                2000 $230,000  $191,300     $ 0       300,000   $  630,000    $  8,754
President and Chief
Operating Officer,
North America and Europe

H.L. Strachan             2000 $220,500  $183,300     $ 0       200,000   $  265,924    $ 10,667
Vice President and
General Counsel

--------
(1) As of September 30, 2000, the aggregate number and value of restricted stock equivalents credited to each of the Named Executive Officers:
    . Mr. Mulcahy, 130,000 equivalents; $3,185,000
    . Mr. Mannix, 75,000 equivalents; $1,837,500
    . Mr. Corbin, 0 equivalents;
    . Mr. Rose, 30,000 equivalents; $735,000
    . Mr. Strachan, 13,115 equivalents; $321,318

Under the terms of Restricted Stock Equivalent Award Agreements entered into with each Named Executive Officer, for each share of Common Stock acquired by each Officer in the open market, an equal number of restricted stock equivalents were credited to his account as of the date of the acquisition. The restricted stock equivalents vest three years from the date of grant, and will be converted into shares of Common Stock at that time unless the Officer elects to defer conversion until termination of employment. The equivalents also vest upon the Officer's death, disability, involuntary termination of employment or change of control of the Company. If dividends are paid on the Common Stock, an amount in cash equal to the dividends that would have been paid if the equivalents had been actual shares of Common Stock will be paid to the Officer at the time of conversion.

(2) The amounts shown in this column with respect to fiscal year 2000 consist of the following:

  (i) the Savings Investment Plan and Executive Savings Investment Plan-- Company matching contributions or accruals:
    . Mr. Mulcahy, $4,875
    . Mr. Mannix, $5,130
    . Mr. Corbin, $4,524
    . Mr. Rose, $4,164
    . Mr. Strachan, $6,025

The  amounts  shown  do  not  include  benefits  which were accrued by the Named
Executive Officers in the Executive Savings Investment Plan in lieu of the PensionPlus Match Account in the Energizer Holdings, Inc. Retirement Plan due to certain limits imposed by the Internal Revenue Code on accruals in the Retirement Plan. Such additional amounts are disclosed in the information about the PensionPlus Match Account found on page 20.

  (ii) the Deferred Compensation Plan--a Company match of 25% of amounts deferred under the Equity Option:
    . Mr. Mulcahy, $171,625
    . Mr. Mannix, $74,125
    . Mr. Corbin, $43,402
    . Mr. Rose, $2,427
    . Mr. Strachan, $4,584

  (iii) the Group Life Insurance Plan--term life insurance premiums paid by the Company for the first $40,000 of coverage for each of the Named Executive Officers: $58

  (iv) Split-dollar life insurance premiums paid by the Company, which will be repaid on a specified future date, valued by multiplying the premiums outstanding during the fiscal year by the Company's weighted average short-term borrowing rate during the year:
    .  Mr.  Rose,  $2,105.42

                       OPTION GRANTS IN LAST FISCAL YEAR


      (a)            (b)         (c)        (d)       (e)          (f)
                              % of Total
                  Number of    Options
                 Securities   Granted to Exercise
                 Underlying   Employees   or Base
                   Options    in Fiscal    Price   Expiration  Grant Date
      Name       Granted (#)     Year     ($/Sh)      Date      Value ($)
---------------------------------------------------------------------------
  J. Patrick
   Mulcahy      500,000(1)(2)    6.8%    $17.00(3)  5-07-10   $4,200,000(4)
---------------------------------------------------------------------------
  Patrick C.
   Mannix       400,000(1)(2)    5.5%    $17.00(3)  5-07-10   $3,400,000(4)
---------------------------------------------------------------------------
  Daniel E.
   Corbin, Jr.  250,000(1)(2)    3.4%    $17.00(3)  5-07-10   $2,100,000(4)
---------------------------------------------------------------------------
  Randy Rose    300,000(1)(2)    4.1%    $17.00(3)  5-07-10   $2,500,000(4)
---------------------------------------------------------------------------
  Harry L.
   Strachan     200,000(1)(2)    2.7%    $17.00(3)  5-07-10   $1,700,000(4)


(1)  Options  granted  were  options  to  acquire  shares  of  Common  Stock.

(2) Options become exercisable at the rate of 20% of total shares on the anniversary of the date of grant in each of the years 2001, 2002, 2003, 2004 and 2005 and upon death, declaration of permanent and total disability, voluntary termination of employment at or after age 55, involuntary termination other than for cause, or upon a change in control of the Company.

(3)  Market  price  on  date  of  grant.

(4) Calculated using the Black Scholes pricing model. Underlying assumptions used in the calculation include a ten-year expiration, a current market price and strike price of $17 per share, a ten year volatility assumption of 20.13%, a current dividend yield of 0.0% and a risk-free rate of return of 6.12%, which was derived from the 10-year treasury zero-coupon yield curve. The Company has elected to illustrate the potential realizable value using the Black Scholes pricing model as permitted by the rules of the Securities and Exchange Commission. This does not represent the Company's estimate or projection of future stock price or of the assumptions utilized; actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Common Stock.

                         FISCAL YEAR END OPTION VALUES

                        Number of Unexercised          Value of Unexercised
                        Options at FY-End (#)         Options at FY-End ($)
-------------------------------------------------------------------------------
        Name          Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------------------------------------------------------------
  J. P. Mulcahy           0            500,000          0           3,750,000
-------------------------------------------------------------------------------
  P. C. Mannix            0            400,000          0           3,000,000
-------------------------------------------------------------------------------
  D. E. Corbin, Jr.       0            250,000          0           1,875,000
-------------------------------------------------------------------------------
  R. Rose                 0            300,000          0           2,250,000
-------------------------------------------------------------------------------
  H. L. Strachan          0            200,000          0           1,500,000


None of the Named Executive Officers exercised options during fiscal year 2000.

                                RETIREMENT PLAN

The Energizer Holdings, Inc. Retirement Plan may provide pension benefits in the future to the Named Executive Officers. Most regular U.S. employees that have completed one year of employment with the Company or certain of its subsidiaries are eligible to participate in the Retirement Plan. They become vested after five years of service. Normal retirement is at age 65; however, employees who work beyond age 65 may continue to accrue benefits.


Final Average Earnings Formula. Annual benefits for the Named Executive Officers and other administrative employees are computed by multiplying their Final Average Earnings (the average of their five highest consecutive annual earnings during the ten years prior to their termination of employment) by a number which is 1.5% of their actual years of service (to a maximum of 40 years). That amount is then reduced by up to one-half of their primary social security benefit at retirement (with the actual amount of offset determined by their age and years of service at retirement). In the case of Mr. Mannix, that amount is further reduced to reflect an offset for benefits he has accrued in the Company's Australian Superannuation Plan No. 3, a funded plan sponsored by one of the Company's foreign affiliates.

With the exception of Mr. Mannix, the following table shows the estimated annual retirement benefits, in the form of a single life, 5-year certain annuity beginning at age 65, that would be payable from the Retirement Plan to salaried employees, including the Named Executive Officers. To the extent a Named Executive Officer's compensation or benefits exceed certain limits imposed by the Internal Revenue Code of 1986, as amended, the table also includes benefits payable from an unfunded supplemental retirement plan. The table reflects benefits prior to the reduction for social security benefits described above.

                             RETIREMENT PLAN TABLE
                Final Average Earnings Formula--Annuity Payments

  Final                               Years of Service
 Average    --------------------------------------------------------------------
 Earnings      10       15       20       25        30         35         40
----------  -------- -------- -------- -------- ---------- ---------- ----------
$  300,000  $ 45,000 $ 67,500 $ 90,000 $112,500 $  135,000 $  157,500 $  180,000
$  400,000  $ 60,000 $ 90,000 $120,000 $150,000 $  180,000 $  210,000 $  240,000
$  500,000  $ 75,000 $112,500 $150,000 $187,500 $  225,000 $  262,500 $  300,000
$  600,000  $ 90,000 $135,000 $180,000 $225,000 $  270,000 $  315,000 $  360,000
$  700,000  $105,000 $157,500 $210,000 $262,500 $  315,000 $  367,500 $  420,000
$  800,000  $120,000 $180,000 $240,000 $300,000 $  360,000 $  420,000 $  480,000
$1,000,000  $150,000 $225,000 $300,000 $375,000 $  450,000 $  525,000 $  600,000
$1,200,000  $180,000 $270,000 $360,000 $450,000 $  540,000 $  630,000 $  720,000
$1,400,000  $210,000 $315,000 $420,000 $525,000 $  630,000 $  735,000 $  840,000
$1,500,000  $225,000 $337,500 $450,000 $562,500 $  675,000 $  787,500 $  900,000
$1,600,000  $240,000 $360,000 $480,000 $600,000 $  720,000 $  840,000 $  960,000
$1,800,000  $270,000 $405,000 $540,000 $675,000 $  810,000 $  945,000 $1,080,000
$2,000,000  $300,000 $450,000 $600,000 $750,000 $  900,000 $1,050,000 $1,200,000
$2,200,000  $330,000 $495,000 $660,000 $825,000 $  990,000 $1,155,000 $1,320,000
$2,400,000  $360,000 $540,000 $720,000 $900,000 $1,080,000 $1,260,000 $1,440,000

Internationalist Plan. In addition to the Final Average Earnings Formula described above, Mr. Mannix participates in the Company's Internationalist Plan, which is unfunded. Internationalist Plan benefits for Mr. Mannix are computed by multiplying his Final Average Earnings (the average of his five highest consecutive annual earnings during the ten years prior to his termination of employment) by a number which is 1.7% of his actual years of service (to a maximum of 40 years).

Mr. Mannix's benefits under the Internationalist Plan are offset by benefits payable to him under the Energizer Holdings, Inc. Retirement Plan, the supplemental retirement plan, and the Superannuation Plan. Mr. Mannix's benefit, payable under the Superannuation Plan as a single sum payment, is computed by multiplying his Final Average Base Earnings (the average of his five highest consecutive base annual earnings during the ten years prior to his termination of employment) by a number which is 15% of his actual years of service (to a maximum of 40 years). Based upon prevailing long term bond rates, this single sum amount would then be converted to an equivalent annuity payable to Mr. Mannix, with that annuity being used to offset the benefits payable under the Energizer Holdings, Inc. retirement plans. The actual amount of each pension plan's offset will be determined by Mr. Mannix's age and years of service at his retirement.

The following table shows the estimated annual retirement benefits, in the form of a single life, 5-year certain annuity, that would be payable to Mr. Mannix from the Internationalist Plan, assuming age 62 retirement and including the equivalent value of amounts payable to him from the other offsetting Company retirement plans.


                          INTERNATIONALIST PLAN TABLE*
                Final Average Earnings Formula--Annuity Payments

      Final Average                                    Years of Service
       Earnings                ----------------------------------------------------
     -------------
                                  30                  35                     40
                               ---------            --------              --------
      $     475,000            $242,250            $282,625                $323,000
      $     525,000            $267,750            $312,375                $357,000
      $     575,000            $293,250            $342,125                $391,000
      $     625,000            $318,750            $371,875                $425,000
      $     675,000            $344,250            $401,625                $459,000
      $     725,000            $369,750            $431,375                $493,000
      $     775,000            $395,250            $461,125                $527,000
      $     825,000            $420,750            $490,875                $561,000
      $     875,000            $446,250            $520,625                $595,000
      $     925,000            $471,750            $550,375                $629,000
      $     975,000            $497,250            $580,125                $663,000
      $1,025,000               $522,750            $609,875                $697,000

--------
*1.7% accrual rate

PensionPlus Match Account

To the extent that each of the Named Executive Officers has elected to contribute compensation on an after-tax basis to the Company-sponsored Savings
Investment Plan (SIP), a matching single sum amount is credited to a nominal account balance established for each individual in the pension plan. The single sum amount credited to the individual's account each year is equal to 325% of the first 1% of pay (up to a certain limit imposed on pay by the Internal Revenue Code) contributed by the individual to the SIP. The amounts so credited each year to the nominal account are further annually credited each plan year with interest at a rate equal to the average 30-year U.S. Treasury bond rate in effect during the August preceding the October 1 beginning of each plan year. These nominal accounts may be received by the participant, upon termination of employment, in the form of a lump sum or an equivalent annuity. For the period from April 1, 2000 to September 30, 2000, the following amounts were accrued in the PensionPlus Match Accounts of the Named Executive Officers. To the extent a Named Executive Officer's compensation or benefits exceed certain limits imposed by the Internal Revenue Code of 1986, as amended, amounts below also include benefits payable from the unfunded Executive Savings Investment Plan.


  . Mr. Mulcahy: $16,250

  . Mr. Mannix: $5,558

  . Mr. Corbin: $4,901

  . Mr. Rose: $4,511

  . Mr. Strachan: $6,528

For the purpose of calculating retirement benefits, the Named Executive Officers had, as of September 30, 2000, the following whole years of credited service: Messrs. Mulcahy--32 years; Mannix--37 years; Corbin--16 years; Rose-- 14 years; and Strachan--13 years. Earnings used in calculating benefits (other than the PensionPlus Match Account) under the retirement plans are approximately equal to amounts included in the Salary and Bonus columns in the Summary Compensation Table on page 16.

                               DEATH BENEFIT PLAN

The Company maintains, at no cost to the participants, an unfunded Executive Retiree Life Plan to provide supplemental benefits to certain key members of management, generally at the level of division vice president and above. The Plan provides a death benefit, after retirement of the participant, to his or her named beneficiary in an amount equal, on an after-tax basis, to 50% of the participant's last full year's salary and bonus prior to retirement. To be eligible for the benefit, a participant must, at the time of retirement, meet certain conditions, including (1) being enrolled in the Company's voluntary Group Life Insurance Plan, which is available to almost all non-union administrative and production employees in the United States, with coverage of at least one times earnings; and (2) being age 55 with at least two years of service, or having a combination of age and years of service equal to at least
80. Messrs. Mannix, Corbin and Strachan participated in the voluntary Group Life Insurance Plan, at the required coverage level, during fiscal year 2000.

      EMPLOYMENT CONTRACTS, CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT
                                  ARRANGEMENTS

Retention  Agreements

Prior to the spin-off of the Company from Ralston Purina Company, the Company entered into short-term retention agreements with Messrs. Mannix, Corbin, Rose and Strachan, and certain other key executives, which provided that if those individuals remained employed with the Company through January 15, 2001, they would receive a cash payment equal to the aggregate amount of any bonus payments they might receive for fiscal year 2000. That amount, for the named Officers, is shown in the Summary Compensation Table on page 16. These individuals were also given the opportunity to elect to defer such payments into the Energizer Common Stock Unit Fund of the Energizer Holdings, Inc. Deferred Compensation Plan and, if they so elected, such deferrals would be matched with restricted stock equivalents, up to the limit awarded to each individual, as described in the footnote to the Summary Compensation Table. To the extent that any amounts so deferred are matched with restricted stock equivalents, they will not receive a Company Match under the Deferred Compensation Plan.

Change of Control Employment Agreements

The Company entered into Change of Control Employment Agreements with each of the Named Executive Officers in fiscal year 2000. The Agreements have a term of two years from their effective date (which will be automatically extended for additional two year terms unless the Company terminates the Agreements at least 90 days prior to renewal), and provide that the Officers will receive severance compensation in the event of their involuntary termination (including constructive termination), other than for cause, within two years following a change in control of the Company. A change of control is generally defined as the acquisition of 20% or more of the outstanding shares of the Company's Common Stock. A change of control will also occur if the initial directors of the Company, or their recommended or appointed successors, fail to constitute a majority of the board, or if the Company's stockholders approve a merger, consolidation or sale of all or substantially all of the assets of the Company.

The severance compensation payable under the Agreements consists of:

 . a lump sum payment in an amount equal to 2 times the Officer's annual base salary and target bonus;

 . the difference between the Officer's actual benefits under the Company's various retirement plans at the time of termination and what the Officer would have received if he had remained employed for an additional period of two years; and

 . the continuation of other executive health, dental and other welfare benefits for a period of two years following the Officer's termination.

No payments would be made in the event that the termination is voluntary, is due to death, disability or normal retirement, or is for cause.

In the event that it is determined that a "golden parachute" excise tax is due under the Internal Revenue Code, the aggregate present value of amounts payable or distributable to the Officer would be reduced to the amount at which the payments would be deductible by the Company and not subject to any excise tax.

Acceleration  Clauses

The stock options and restricted stock equivalent awards which were granted during the past fiscal year to employees, including the Named Executive Officers, under the Company's 2000 Incentive Stock Plan, provide for acceleration of vesting in the event of a change in control of the Company.

Employment  Agreement  with  Mr.  Corbin

Upon Mr. Corbin's resignation as Executive Vice President, Finance and Control, which was effective November 10, 2000, he entered into an employment agreement with Eveready Battery Company, Inc., the Company's U.S. operating subsidiary, under the terms of which Mr. Corbin agreed to remain employed until January 1, 2003 in a consulting capacity. Under the employment agreement, he will continue to be paid his current salary (which is indicated in the Summary Compensation Table on page 16 of this Proxy Statement) throughout the term of the agreement, and he will continue to be able to participate in benefit plans offered to other salaried employees and executives. In addition, he will receive a bonus payment of $125,000 in each of years 2001 and 2002. However, by the terms of the employment agreement, Mr. Corbin has waived all rights and benefits under his Restricted Stock Equivalent Award Agreement which was granted May 8, 2000. In the event of his death before January 1, 2003, the balance of his salary continuation and bonuses, if any, would be paid in a lump sum to his beneficiary or estate.

                NOMINATING AND EXECUTIVE COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

The Nominating and Executive Compensation Committee (the "Committee") consists entirely of non-employee directors free from relationships with the Company that might be considered a conflict of interest. It approves direct and indirect compensation of executive officers and administers and makes awards under the Company's 2000 Incentive Stock Plan.

                            Compensation  Philosophy

The overall objective of the Company's compensation philosophy is to reward management based upon its success in building the shareholder value of the Company as an independent business. The Company's executive compensation program is designed to provide a compensation package that, in the aggregate, will enable the Company to attract and retain highly talented executives and maintain a performance oriented culture. In addition, the compensation program is designed to emphasize stock-based incentive compensation in order to link compensation much more directly to the performance of the Company's business, as reflected in the stock market's evaluation of the Common Stock. The compensation program is intended to be one of "high risk/high opportunity"-- with base salaries set below competitive levels, and incentive opportunities for significant annual or long-term compensation. Compensation packages are weighted toward programs that are contingent upon the Company's performance and the performance of the Common Stock. The compensation incentives take the form of annual bonuses based on performance targets for the Company as well as individual assessments, and long-term stock-based incentives designed to encourage Company stock ownership by executives and a managerial perspective that is in alignment with shareholders' interests.

In determining competitive pay standards, the Committee received advice from compensation consultants at PriceWaterhouseCoopers LLP, who reviewed data from published surveys of pay practices of other U.S.-based corporations of similar size with which the Company may compete in recruiting executive talent. These corporations include, but are not limited to, corporations included in the comparison indices set forth in the Performance Graph on page 28 of this Proxy Statement.

                                    Salaries

The base salary component of the compensation package for the executive officers is set at a level below median levels for comparable executive positions at comparison companies, with base salaries generally up to 15% below the 50th percentile for those companies. At the same time, incentive programs are offered which provide the officers an opportunity to achieve total compensation considerably above average, in the case of exceptional performance. The Committee establishes the salaries of key executive officers based on its assessment of the individual's responsibilities, experience, individual performance and contribution to the Company's performance. The Committee also takes into account compensation data from other companies as described above; historical compensation levels at the Company and its former parent, Ralston Purina Company; and the competitive environment for attracting and retaining executives. In the case of executive officers other than Mr. Mulcahy, the Committee received a recommendation from Mr. Mulcahy as Chief Executive Officer. A more detailed discussion of the Committee's decisions regarding Mr. Mulcahy's salary is set forth below. The salaries for the Named Executive Officers are set forth in the Summary Compensation Table on page 16. Mr. Stiritz does not receive a salary or an annual cash bonus as compensation for his services as Chairman of the Management Strategy and Finance Committee, but instead the Board granted him a significant stock option grant and restricted stock equivalent opportunity, as described below under Stock Awards.



                        Annual Cash Bonus Award Programs

Annual cash bonuses will generally be awarded each year at, or shortly after, the end of the Company's fiscal year, in accordance with executive bonus plans covering the entire fiscal year then ended. Because of the spin-off of the Company on April 1, 2000, the Ralston Purina Board of Directors in September of 1999 established a bonus plan for employees of Eveready Battery Company, Inc., the U.S. operating subsidiary of the Company, for the first six months of fiscal year 2000--while Eveready was still a part of Ralston Purina. The bonuses, however, were actually paid by the Company following the spin-off. The Committee adopted an executive bonus plan for the remaining six months of fiscal year 2000, and will adopt a full-year bonus plan for fiscal year 2001. However, in light of Mr. Mulcahy's and Mr. Mannix's positions with the Company, it was believed it was more appropriate to measure their performance on an annual rather than a semi-annual basis. Mr. Plana's performance was also measured on an annual basis. Each of these individuals were not paid a bonus for the first six months of fiscal year 2000, but instead were paid an annual bonus based on entire fiscal year operating and market share results, as well as their individual performance, during that year.

During the second half of fiscal year 2000, U.S. executive officers had an opportunity to earn an award based on (1) the achievement of targeted increases in the Company's U.S. operating profit, (2) growth in U.S. alkaline market share, and (3) individual performance. The Company's budgeted estimate for U.S. operating profits before taxes and amortization (EBITA) for the six month period, established by the Company prior to the beginning of the fiscal year, and adjusted thereafter only for extraordinary items, was set as a target under the plan. Achievement of that target was a condition to any payment of bonuses under the plan. Improvements in U.S. alkaline market share, as measured by A.C. Nielsen, at fiscal year end over the average of the respective market shares for the 13 week periods ending nearest March 31, 2000 and June 30, 2000, served as a multiplier to individual bonus earnings under the plan, determined as a percentage of base annual salary for the applicable period. For Messrs. Mulcahy and Mannix, the operating profit target was the budgeted estimate for U.S. EBITA for the entire fiscal year, as adjusted for extraordinary items, and market share at fiscal year end was compared to U.S. alkaline market share at the prior fiscal year end. The resulting bonus for all U.S. officers, including Messrs. Mulcahy and Mannix, was then reduced or increased based upon individual performance ratings. Individual performance is rated based on a subjective assessment of factors including organizational and management development, technical skills, execution of strategic plans, and overall quality of performance.

For Messrs. Klein, Plana and Gunawardana, their individual bonuses, which were also determined as a percentage of base annual salary, were based upon achievement of operating profit targets for their respective operating regions, and subjective assessments of their individual performance. In addition, market share gain in western Europe, and working capital improvements in the PanAm region, served as a multiplier for individual bonus earnings for Mr. Plana and Mr. Gunawardana, respectively. The personal performance component was weighted at approximately 40% of the total bonus award for Mr. Klein, and approximately 30% for Messrs. Plana and Gunawardana.

The Committee's assessment of the performance of the executive officers, other than Mr. Mulcahy, during this period was based upon a recommendation from Mr. Mulcahy. The Committee, after considering a recommendation which it sought from the Chairman of the Board, subjectively evaluated Mr. Mulcahy's performance during the past fiscal year as Chairman and Chief Executive Officer of Eveready Battery Company, Inc., his leadership in the spin-off, and his service as Chief Executive Officer of the Company following the spin-off.

The Committee expects to continue to utilize executive bonus plans with varying measures of individual and/or corporate performance for determining all or part of bonuses for Executive Officers.

                           Deferrals of Bonus Awards

The Committee exercises its discretion in determining whether to permit eligible employees, including Executive Officers, to defer payment of their cash bonus or other cash compensation under the terms of the Deferred Compensation Plan. The terms of that Plan may include, in any particular year, an additional Company match on deferrals in the Energizer Common Stock Unit Fund of the Plan. It has been determined that deferrals into the Energizer
Common Stock Unit Fund of all or part of annual or semi-annual cash bonuses earned in fiscal year 2000 will be credited with a 25% Company match which is subject to certain vesting requirements. The Committee believes that this provision of the Plan further aligns the executive's interests with those of shareholders of the Company by encouraging an investment in Company stock equivalents. It also adds a retention feature through the vesting requirements.

In January of 2000, while still a subsidiary of Ralston Purina, Eveready Battery Company, Inc., entered into retention agreements with a limited group of executives of the Company (including the Named Executive Officers, other than Mr. Mulcahy), in order to assure their continued service throughout the period of the spin-off. These agreements provide that if the executives remain employed by Eveready through January 15, 2001, they will be paid an amount equal to the cash bonuses they received during the year 2000. These executives have been given an opportunity to defer the payments they may be entitled to receive under the retention agreements under the terms of the Deferred Compensation Plan. If amounts which they defer are matched with restricted stock equivalents, as described below, they will not be credited with the 25% Company match.


                                  Stock Awards

At the time of the spin-off from Ralston Purina Company, the Company's Board of Directors adopted the 2000 Incentive Stock Plan. Under that plan, stock-based incentive awards, including stock options and restricted stock awards, may be granted from time to time. The plan is being submitted for shareholder approval, with respect to future awards, at the 2001 Annual Meeting of Shareholders. (See page 9 of this Proxy Statement.) In general, the Committee bases its decisions to grant stock-based incentives on the number of shares of Common Stock outstanding, the number of shares of Common Stock authorized under the 2000 Incentive Stock Plan, the number of options and shares of restricted Common Stock (or equivalents) held by the executive for whom an award is being considered and the other elements of the executive's compensation, as well as the Company's compensation objectives and policies described above. As with the determination of base salaries and bonus awards, the Committee exercises subjective judgment and discretion in view of the above criteria. In May of 2000, it was decided that, in order to immediately align the interests of senior management with those of shareholders, and to retain key individuals during the critical transition stage following the spin-off, it was advisable to grant significant up-front ownership opportunities. The Board approved the grant to key executives of one-time options which were significantly larger than average annual grants for peer companies. The options will vest over a four to five year period, and any non-vested portions of the options will be forfeited if the officers voluntarily terminate employment (other than at retirement at or after age 55) prior to complete vesting. It is contemplated that additional stock options, if any, which may be granted to the officers in the next several years will be significantly smaller in size.

Stock options granted by the Committee entitle the recipient to purchase a specified number of shares of the Company's Common Stock, after certain vesting provisions have been met, at an option price which is equal to the fair market value of the Common Stock at the time of grant. They provide executives with an opportunity to buy and maintain an equity interest in the Company while linking the executive's compensation directly to shareholder value since the executive receives no benefit from the option unless all shareholders have benefited from an appreciation in the value of the Company's Common Stock. In addition, since the options "vest" serially, generally in four or five segments over a period of four to five years after the date of grant, they function as a retention device while encouraging the executive to take a longer-term view about decisions impacting the Company.

Restricted stock awards consist of grants of the Company's Common Stock, or stock equivalents convertible into shares of Common Stock, subject to certain restrictions. The restricted shares may not be sold, pledged or otherwise transferred until the restrictions lapse. Restricted stock awards further the goal of retaining key executives by encouraging stock ownership and linking executive performance with shareholder value.

In May of 2000, the Board of Directors of the Company also approved the Shareholder Value Commitment Program in order to encourage a limited number of key executives, including the Named Executive Officers, as well as the members of the Board, to invest in and hold a significant number of shares of the Company's Common Stock. Under the Program, each of those individuals was granted the opportunity to receive one restricted stock equivalent, up to an established limit per individual, for every share of the Company's Common Stock the individual purchases during the two year period commencing on the date of grant. Those executives who entered into the retention agreement referred to under Deferrals of Bonus Awards above were given the opportunity to defer payments under that agreement into the Energizer Common Stock Unit Fund of the Deferred Compensation Plan, and if they so elected, the deferral would be credited as a purchase of Common Stock for purposes of receiving matching restricted stock equivalents. The executives must hold the acquired shares, or keep their deferrals in the Energizer Common Stock Unit Fund, for at least three years. The restricted stock equivalents credited to each executive will vest over a three year period, at which time they will convert into an equal number of shares of Common Stock, unless the executive has elected to defer conversion until termination of employment. The Program serves not only to encourage Common Stock ownership by the key executive group but also, by reason of the vesting provisions, helps retain the services of these individuals.

In light of Mr. Stiritz's additional responsibilities and time commitment as Chairman of the Management Strategy and Finance Committee, his value as an advisor to the Chief Executive Officer and other officers of the Company, and his active involvement in financial decisions which have been reached by the Company, all of which Mr. Stiritz performs without salary or other additional compensation, the Board of Directors, with Mr. Stiritz abstaining, approved the grant of a significant stock option as well as a significant opportunity to acquire restricted stock equivalents under the Shareholder Value Commitment
Program. It is expected that such awards will also serve as a means of retaining Mr. Stiritz's services in such capacities for the Company.

Details of stock options awarded to the Named Executive Officers of the Company in fiscal year 2000 are set forth on page 17 of this Proxy Statement. The value of restricted stock equivalents credited to those executives is set forth in the Summary Compensation Table on page 16 of this Proxy Statement.

                  Compensation  for  the  Chief  Executive  Officer

Salary. Mr. Mulcahy was appointed Chief Executive Officer for the Company at the time of the spin-off on April 1, 2000. He served as Chairman and Chief
Executive Officer of Eveready Battery Company, Inc. prior to that time. At the time of the spin-off, it was determined that his salary should be maintained at the same level during the second half of the fiscal year as it had been during the first six months of the year, with the intention of having the Committee review his salary in more depth at fiscal year end. The Committee has determined his salary for fiscal year 2001 in accordance with the general compensation philosophy described above under Salaries, and recommendations from an independent compensation consultant.

The Committee awarded an annual bonus to Mr. Mulcahy based on the qualitative and quantitative factors described under Annual Cash Bonus Award Programs above. This included a subjective assessment of his performance as Chief Executive Officer during the period since the spin-off of the Company, and focused on several key elements. The Committee took into account his leadership during the transition period both before, and following, the spin-off, and his ability to put together an operational team qualified to handle the additional responsibilities associated with the Company's public status. The Committee rated very highly his ability to maintain a positive business momentum and market share growth during the transition period.

Stock Awards. In May, 2000 the Committee awarded Mr. Mulcahy options to purchase Company stock, and the opportunity to receive restricted stock equivalents upon his acquisition of an equal number of shares of the Company's Common Stock, up to a limit of 130,000 equivalents. The equivalents are convertible into shares of the Company's Common Stock. Details of those awards are found in the Summary Compensation Table. In determining the size of these awards, the Committee reviewed current data derived from a survey of peer companies and reviewed the economic value of the median awards most recently granted to the incumbent chief executive officers of those companies. With the advice of outside consultants, this economic value was translated into an equivalent value in options to purchase shares of Common Stock. The option award granted to Mr. Mulcahy was substantially larger than average annual grants for the peer companies reviewed because the Board wanted to provide significant incentive to improve the Company's operating performance, and to retain Mr. Mulcahy's services over the vesting period of the options. It is contemplated that any additional stock options which may be granted to Mr. Mulcahy in the next several years will be significantly smaller in size. The restricted stock equivalents granted to Mr. Mulcahy are intended to motivate him to make a significant personal investment in shares of the Company's Common Stock, thus aligning his interests even closer with those of shareholders, and to retain his services over the vesting period of the restricted stock equivalents.

                Deductibility of Certain Executive Compensation

A feature of the Omnibus Budget Reconciliation Act of 1993 sets a limit on deductible compensation of $1,000,000 per year per person for those executives designated as Named Executive Officers in the Proxy Statement. The Company has mandated or reserved the right to mandate the deferral of certain bonus and salary payments to such officers. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may approve payment of non-deductible compensation from time to time if unusual circumstances warrant it. The Committee will continue to review and monitor its policy with respect to the deductibility of compensation.


                   W. H. Danforth--Chairman   R. David Hoover
                     F. Sheridan Garrison     Joe R. Micheletto

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Company's Board of Directors consists entirely of non-employee directors that are independent, as defined in Sections
303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards. A copy of the Charter of the Audit Committee is attached to this Proxy Statement as Exhibit B.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

With respect to the Company's audited financial statements for the Company's fiscal year ended September 30, 2000, management of the Company has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed those financial statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as modified or supplemented.

The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements for the fiscal year ended September 30, 2000 be included in the Company's Annual Report on Form 10-K for that year.

                 Richard Liddy--Chairman   William H. Danforth
                    F. Sheridan Garrison

                               PERFORMANCE GRAPH

The graph below is presented in accordance with SEC requirements. You are cautioned against drawing any conclusions from the data in the graph, as past results do not necessarily indicate future performance. The graph does not reflect the Company's forecast of future financial performance.

Despite anything to the contrary in any of the Company's previous SEC filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following graph as well as the Nominating and Executive Compensation Committee Report on Executive Compensation and the Audit Committee Report set forth above will not be incorporated by reference into any such filings.

The line graph below compares the annual percentage change in cumulative total shareholder return for the Company's Common Stock with the cumulative total return of the Standard & Poor's Mid Cap Consumer Products and 400 Mid Cap Indices.

Comparison of Cumulative Total Return on $100 Invested in Energizer Holdings, Inc. Common Stock on April 3, 2000 vs. the S&P Mid Cap Consumer Products and S&P 400 Mid Cap Indices

[Monthly Data Used to Graphically Compare Performance of Energizer Shares to the S and P 400 Mid, S and P Mid Consumer Products April 2000 through September 2000]

                                 [LINE GRAPH]
[Initial Investment  100.00]

                 ENERGIZER HOLDGS             S&P 400 MIDCAP INDEX
              ------------------------       -------------------------
 DATE         Price    Shares    Value       Price    Shares     Value
03/31/00      21.25     4.71    100.00       480.45    0.21     100.00
04/28/00      17.06     4.71     80.29       481.85    0.21     100.29
05/31/00      17.00     4.71     80.00       475.17    0.21      98.90
06/30/00      18.25     4.71     85.88       481.77    0.21     100.27
07/31/00      24.13     4.71    113.53       488.97    0.21     101.77
08/31/00      19.75     4.71     92.94       542.90    0.21     113.00
09/29/00      24.50     4.71    115.29       538.81    0.21     112.15

                S&P MIDCAP CONSUMER
              ------------------------
 DATE         Price    Shares    Value
03/31/00      119.48    0.84    100.00
04/28/00      113.51    0.84     95.00
05/31/00      109.65    0.84     91.77
06/30/00      105.18    0.84     88.03
07/31/00      120.60    0.84    100.94
08/31/00      110.70    0.84     92.65
09/29/00      118.63    0.84     99.29

For the S&P Consumer Products Index, cumulative returns are measured for the period April 1, 2000 through September 30, 2000, with the value of each index set to $100 on April 1, 2000. Total return assumes reinvestment of dividends.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Any proposals to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company, directed to the attention of the Secretary, no later than August 16, 2001 in order to be included in the Company's proxy statement and form of proxy for that meeting. Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission and the Bylaws of the Company.

In order for a shareholder to nominate a candidate for director, under the Company's Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 90 days before the meeting (but if the Company gives less than 90 days' (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 7 days after notice of the meeting is mailed or other public disclosure of the meeting is made), or prior to October 30, 2001 for the 2002 Annual Meeting. The shareholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, address, occupation and shares held.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company prior to the time described above. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company's Proxy Statement.

In each case, the notice must be given to the Secretary of the Company, whose address is 800 Chouteau, St. Louis, Missouri 63102. A copy of the Company's Bylaws will be provided without charge upon written request to the Secretary.

                                          By order of the Board of Directors,
                                          /s/ T. L. Grosch
                                          Timothy L. Grosch
                                          Secretary
December 13, 2000

                                   EXHIBIT A

                            ENERGIZER HOLDINGS, INC.
                           2000 INCENTIVE STOCK PLAN
Section I. General Provisions

A. Purpose of Plan

The purpose of the Energizer Holdings, Inc. Incentive Stock Plan (the "Plan") is to enhance the profitability and value of the Company for the benefit of its shareholders by providing for stock options and other stock awards to attract, retain and motivate officers and other key employees who make important contributions to the success of the Company, and to provide equity-linked compensation for directors.

B. Definitions of Terms as Used in the Plan

"Affiliate" shall mean any entity fifty percent or more of whose outstanding voting securities, or beneficial ownership for entities other than corporations, is owned, directly or indirectly, by the Company, or which otherwise controls, is controlled by, or is under common control with, the Company.

"Award" shall mean an Option, including a Restoration Option, or any Other Stock Award, granted under the terms of the Plan.

"Award Agreement" shall mean the document or documents evidencing an Award granted under the Plan.

"Board"  shall  mean  the  Board  of  Directors  of  the  Company.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

"Committee" shall mean the Nominating and Executive Compensation Committee of the Board, or any successor committee the Board may designate to administer the Plan. Each member of the Committee shall be (i) an "outside director" within the meaning of Section 162(m) of the Code, subject to any transitional rules applicable to the definition of outside director, and (ii) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, or otherwise qualified to administer the Plan as contemplated by that Rule or any successor Rule under the Exchange Act.

"Common Stock" shall mean Energizer Holdings, Inc. $.01 par value Common Stock, and, at the discretion of the Board, may also mean any other authorized class or series of common stock of an Affiliate or common stock of the Company outstanding upon the reclassification of the Common Stock or any other class or series of common stock, including, without limitation, by means of any stock split, stock dividend, creation of targeted stock, or other distributions of stock in respect of stock, or any reverse stock split, or by reason of any recapitalization, merger or consolidation of the Company.

"Company"  shall  mean  Energizer  Holdings,  Inc.

"Corporate Officer" shall mean any President, Chief Executive Officer, Corporate Vice President, Controller, Secretary or Treasurer of the Company, and any other officers designated as corporate officers by the Board.

"Director"  shall  mean  any  member  of  the  Board.

"Employee" shall mean any person who is employed by the Company or an Affiliate, including Corporate Officers.

"Exchange  Act"  shall  mean  the  Securities  Exchange Act of 1934, as amended.

"Fair Market Value" of the Common Stock shall mean the closing price as reported on the Composite Tape of the New York Stock Exchange, Inc. on the date that such Fair Market Value is to be determined, or if no shares were traded on the determination date, the immediately preceding day on which the Common Stock was traded, or the fair market value as determined by any other method adopted by the Committee (or with respect to Awards granted to Directors, by the Board) which the Committee or the Board, as the case may be, may deem appropriate under the circumstances, or as may be required in order to comply with or to conform to the requirements of applicable laws or regulations.

"Incentive Stock Options" shall mean Options that qualify as such under Section 422 of the Code.

"Non-Qualified Stock Options" shall mean Options that do not qualify as Incentive Stock Options.


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

"Option" shall mean the right, granted under the Plan, to purchase a specified number of shares of Common Stock, at a fixed price for a specified period of time.

"Other  Stock Award" shall mean any Award granted under Section III of the Plan.

"Phantom Stock Option" shall mean an Option, granted under the Plan, which provides that in lieu of receiving shares of Common Stock upon exercise, the recipient will receive an amount equal to the excess of the Fair Market Value of the Common Stock at exercise over the exercise price set forth in the Award Agreement for the Phantom Stock Option.

"Restoration Option" shall mean an Option granted upon exercise of an outstanding Option, provided that the exercise price is paid by tendering previously owned shares of Common Stock by the Employee or Director.

"Restricted Stock Award" shall mean an Award of shares of Common Stock on which are imposed restrictions on transferability or other shareholder rights, including, but not limited to, restrictions which subject such Award to a "substantial risk of forfeiture" as defined in Section 83 of the Code.

"Stock Appreciation Right" shall mean a right granted under the terms of the Plan to receive an amount equal to the excess of the Fair Market Value of one share of Common Stock as of the date of exercise of the Stock Appreciation Right over the price per share of Common Stock specified in the Award Agreement of which it is a part.

"Termination for Cause" shall mean an Employee's termination of employment with the Company or an Affiliate because of the Employee's willful engaging in gross misconduct, provided, however, that a Termination for Cause shall not include termination attributable to (i) poor work performance, bad judgment or negligence on the part of the Employee, (ii) an act or omission believed by the Employee in good faith to have been in or not opposed to the best interests of the Company and reasonably believed by the Employee to be lawful, or (iii) the good faith conduct of the Employee in connection with a change of control of the Company (including opposition to or support of such change of control).

C.  Scope  of  Plan  and  Eligibility

Any Employee selected by the Committee, and any member of the Board, shall be eligible for any Award contemplated under the Plan.

D.  Authorization  and  Reservation

The Company shall establish a reserve of authorized shares of Common Stock in the amount of 15,000,000 shares. This reserve shall represent the total number of shares of Common Stock that may be presently issued pursuant to Awards, including Restoration Options, subject to increase as described below. The reserves may consist of authorized but unissued shares of Common Stock or of reacquired shares, or both. Upon the forfeiture or expiration of an Award, all shares of Common Stock not issued thereunder shall become available for the granting of additional Awards. In addition, when a Restoration Option is granted upon the tendering of shares of Common Stock in payment of the exercise price of any Options, the reserve shall be increased in an amount equal to the number of shares so tendered, and such additional reserved shares shall become available for the granting of additional Awards. Awards under the Plan which are payable in cash will not be counted against the reserve unless actual payment is made in shares of Common Stock instead of cash.

E.  Grant  of  Awards  and  Administration  of  the  Plan

1. The Committee shall determine those Employees eligible to receive Awards and the amount, type and terms of each Award, subject to the provisions of the Plan, and it shall have the power to delegate responsibility to others to select Employees other than Corporate Officers eligible to receive Awards and the amount of each such Award, on terms determined by the Committee. The Board shall determine the amount, type and terms of each Award to a Director, subject to the provisions of the Plan. In making any determinations under the Plan, the Committee or the Board, as the case may be, shall be entitled to rely on reports, opinions or statements of officers or employees of the Company, as well as those of counsel, public accountants and other professional or expert persons. All determinations, interpretations and other decisions under or with respect to the Plan or any Award by the Committee or the Board, as the case may be, shall be final, conclusive and binding upon all parties, including without limitation, the Company, any Employee or Director, and any other person with rights to any Award under the Plan, and no member of the Board or the Committee shall be subject to individual liability with respect to the Plan.

2. The Committee shall administer the Plan and, in connection therewith, it shall have full power to construe and interpret the Plan, establish rules and

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

regulations and perform all other acts it believes reasonable and proper, including the power to delegate responsibility to others to assist it in administering the Plan. To the extent, however, that such construction and interpretation or establishment of rules and regulations relates to or affects any Awards granted to Directors, the Board must ratify such construction, interpretation or establishment.

3. During the term of the Plan, the aggregate number of shares of Common Stock that may be the subject of performance-based Awards (as defined in Section 162(m) of the Code), excluding Restoration Options, that may be granted to an Employee or Director during any one fiscal year may not exceed 1,900,000. The aggregate number of shares of Common Stock that may be the subject of Restoration Options that may be granted to an Employee or Director during any one fiscal year may not exceed 950,000. These amounts are subject to adjustment as provided in Section VI. F. below. The maximum number of shares with regard to which Options and Stock Appreciation Rights may be granted to any individual during any one fiscal year is 1,900,000. Any stock-related deferred compensation will not be applied against this limit. Awards granted in a fiscal year but cancelled during that same year will continue to be applied against the annual limit for that year, despite cancellation.

4. Awards granted under the Plan shall be evidenced in the manner prescribed by the Committee from time to time in accordance with the terms of the Plan. The terms of each Award shall be set forth in an Award Agreement, and the Committee may require that a recipient execute and deliver the Award Agreement to the Company in order to evidence his or her acceptance of the Award.

Section  II.  Stock  Options

A.  Description

The Committee or, in the case of Awards granted to Directors, the Board, may grant Incentive Stock Options and it may grant Non-Qualified Stock Options. At the discretion of the Committee or the Board, in the case of Options granted to Directors, an Employee or Director may also be eligible to receive a Restoration Option in connection with an Option exercise, as more particularly set forth below.

B.  Terms  and  Conditions

1. Each Option shall be set forth in a written Award Agreement containing such terms and conditions as the Committee, or in the case of Awards granted to Directors, the Board, may determine, subject to the provisions of the Plan.

2. The option price of shares of Common Stock subject to any Option shall not be less than the Fair Market Value of the Common Stock at the time that the Option is granted.

3. The Committee, or in the case of Awards granted to Directors, the Board, shall determine the vesting schedules and the terms, conditions and limitations governing exercisability of Options granted under the Plan. Unless accelerated in accordance with its terms, an Option may not be exercised until a period of at least one year has elapsed from the date of grant, and the term of any Option granted hereunder shall not exceed ten years.

4. The purchase price of any shares of Common Stock pursuant to exercise of any Option must be paid in full upon such exercise. The payment shall be made in cash, in United States dollars, or by tendering shares of Common Stock owned by the Employee or Director (or the person exercising the Option). If shares of Common Stock are tendered, they must have been owned at least six months prior to the date of tender (or such other time period as may be determined by the Committee).

5. The terms and conditions of any Incentive Stock Options granted hereunder shall be subject to and shall be designed to comply with, the provisions of
Section 422 of the Code, and any other administrative procedures adopted by the Committee from time to time. Incentive Stock Options may not be granted to any person who is not an Employee at the time of grant.

C.  Restoration  Options

The Committee, or, in the case of Awards granted to Directors, the Board, may provide either at the time of grant or subsequently that an option include the right to acquire a Restoration Option. An option which provides for the grant of a Restoration Option shall entitle the Employee or Director, upon exercise of the option (in whole or in part) prior to termination of employment or retirement or resignation as a Director, and payment of the exercise price in shares of Common Stock, to receive a Restoration Option. In addition to any other terms and conditions set forth in the Award Agreement, the Restoration Option shall be subject to the following terms: (i) the number of shares of

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

Common Stock which are the subject of the Restoration Option shall not exceed the number of shares used to satisfy the option price of the original option (which shares must have been owned for the time period described in B.4. above), (ii) the grant date of the Restoration Option will be the date of exercise of the original option, (iii) the exercise price per share shall be the Fair Market Value on the Restoration Option grant date, (iv) the Restoration Option, unless accelerated, in accordance with its terms, shall be exercisable no earlier than one year after its grant date, (v) the term of the Restoration Option shall not extend beyond the term of the original option, and
(vi) the Restoration Option will comply with all other provisions of the Plan. The Committee, or in the case of Awards granted to Directors, the Board, shall, in addition to all other powers granted to it under the Plan, have the power to designate any limitations on the frequency of the grants of Restoration Options to any Employee or Director, and may require, as a condition to the grant of Restoration Options, that the recipient agree not to resell shares received upon exercise of the original option (which original option may be a Restoration Option) for a specific period.

Section  III.  Other  Stock  Awards

In addition to Options, the Committee or, in the case of Awards granted to Directors, the Board, may grant Other Stock Awards payable in Common Stock or cash, upon such terms and conditions as the Committee or Board may determine, subject to the provisions of the Plan. Other Stock Awards may include, but are not limited to, the following types of Awards:

A.  Restricted  Stock  Awards

The Committee or, in the case of Awards granted to Directors, the Board, may grant Restricted Stock Awards, each of which consists of a grant of shares of Common Stock, subject to terms and conditions determined by the Committee or Board in its sole discretion as well as to the provisions of the Plan. Such terms and conditions shall be set forth in a written Award Agreement. The shares of Common Stock granted will be restricted and may not be sold, pledged, transferred or otherwise disposed of until the lapse or release of restrictions in accordance with the terms of the Award Agreement and the Plan. Prior to the lapse or release of restrictions, all shares of Common Stock which are the subject of a Restricted Stock Award are subject to forfeiture in accordance with Section IV of the Plan. Shares of Common Stock issued pursuant to a Restricted Stock Award will be issued for no monetary consideration.

B.  Stock  Related  Deferred  Compensation

The Committee may, in its discretion, permit the deferral of payment of an Employee's cash bonus or other cash compensation in the form of either Common Stock or Common Stock equivalents (with each such equivalent corresponding to a share of Common Stock), under such terms and conditions as the Committee may prescribe in the Award Agreement relating thereto, including the terms of any deferred compensation plan under which such Common Stock equivalents may be granted. In addition, the Committee may, in any fiscal year, provide for an additional matching deferral to be credited to an Employee's account under such deferred compensation plans. The Committee may also permit account balances of other cash or mutual fund accounts maintained pursuant to such deferred compensation plans to be converted, at the discretion of the participant, into the form of Common Stock equivalents, or to permit Common Stock equivalents to be converted into account balances of such other cash or mutual fund accounts, upon the terms set forth in such plans as well as such other terms and conditions as the Committee may, in its discretion, determine. The Committee may, in its discretion, determine whether any deferral in the form of Common Stock equivalents, including deferrals under the terms of any deferred compensation plans of the Company, shall be paid on distribution in the form of cash or in shares of Common Stock.

C.  Stock  Appreciation  Rights  and  Phantom  Stock  Options

The Committee, or in the case of Awards granted to Directors, the Board, may, in its discretion, grant Stock Appreciation Rights or Phantom Stock Options to Employees or Directors, subject to terms and conditions determined by the Committee or Board in its sole discretion. Such terms and conditions shall be set forth in a written Award Agreement. Each Stock Appreciation Right or Phantom Stock Option shall entitle the holder thereof to elect, prior to its cancellation or termination, to exercise such unit or option and receive either cash or shares of Common Stock, or both, as the Committee or Board may determine, in an aggregate amount equal in value to the excess of the Fair Market Value of the Common Stock on the date of such election over the Fair Market Value on the date of grant of the Stock Appreciation Right or Phantom Stock Option; except that if an option is amended to include Stock Appreciation Rights, the designated Fair Market Value in the applicable Award Agreement may be the Fair Market Value on the date that the Option was granted. The Committee or Board may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates. Stock Appreciation Rights may be granted on a "free-standing" basis or in conjunction with all or a portion of the shares of Common Stock covered by an Option, either at the time of grant of the Option or at any time thereafter during the term of the Option. In addition to any other terms and conditions set forth in the Award Agreement, Stock Appreciation Rights and Phantom Stock Options shall be subject to the following terms: (i) Stock Appreciation Rights and Phantom Stock Options, unless accelerated in accordance with their terms, may not be exercised within the first year after the date of grant, (ii) the Committee or Board, as the case may be, may, in its sole discretion, disapprove an election to surrender any Stock Appreciation Right or Phantom Stock Option for cash in full or partial settlement thereof, provided that such disapproval shall not affect the recipient's right to surrender the Stock Appreciation Right or Phantom Stock Option at a later date for shares of Common Stock or cash, and
(iii) no Stock Appreciation Right or Phantom Stock Option may be exercised unless the holder thereof is at the time of exercise an Employee or Director and has been continuously since the date the Stock Appreciation Right or Phantom Stock Option was granted, except that the Committee or Board may permit the exercise of any Stock Appreciation Right or Phantom Stock Option for any period following the recipient's termination of employment or retirement or resignation from the Board, not in excess of the original term of the Award, on such terms and conditions as it shall deem appropriate and specify in the related Award Agreement.

D.  Performance-Based  Other  Stock  Awards

The payment under any Other Stock Award that may be the subject of a performance-based Award (as defined in Section 162(m) of the Code) (hereinafter "Target Award") shall be contingent upon the attainment of one or more pre-established performance goals established by the Committee in writing within ninety (90) days of the commencement of the Target Award performance period (or in the case of a newly hired Employee, before 25% of such Employee's service for such Target Award performance period has lapsed). Such performance goals will be based upon one or more of the following performance-based criteria: (a) earnings per share; (b) income or net income; (c) return measures (including, but not limited to, return on assets, capital, equity or sales); (d) cash flow return on investments which equals net cash flows divided by owners equity; (e) controllable earnings (a division's operating profit, excluding the amortization of goodwill and intangible assets, less a charge for the interest cost for the average working capital investment by the division); (f) operating earnings or net operation earnings; (g) cost control; (h) share price (including, but not limited to, growth measures); (i) total shareholder return (stock price appreciation plus dividends); (j) economic value added; (k)
EBITDA; (l) operating margin (m) market share and (n) cash flow from operations. Performance may be measured on an individual, corporate group, business unit, or consolidated basis and may be measured absolutely or relatively to the Company's peers. In establishing the Performance Goals, the Committee may account for the effects of acquisitions, divestitures, extraordinary dividends, stock split-ups, stock dividends or distributions, issuances of any targeted stock, recapitalizations, warrants or rights issuances or combinations, exchanges or reclassifications with respect to any outstanding class or series of Stock, or a corporate transaction, such as any merger of the Company with another corporation, any consolidation of the Company and another corporation into another corporation, any separation of the Company or its business units (including a spinoff or other distribution of stock or property by the Company), any reorganization of the Company (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation by the Company, or sale of all or substantially all of the assets of the Company, or other extraordinary items.

The Committee, in its discretion, may cancel or decrease an earned Target Award, but, except as otherwise permitted by Treasury Regulation Section 1.162-27(e)(2)(iii)(C), may not, under any circumstances, increase such award. Before payments are made under a Target Award, the Committee shall certify in writing that the performance goals justifying the payment under Target Award have been met.

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

Section  IV.  Forfeiture  of  Awards

A. Unless the Committee, or in the case of a Director, the Board, shall have determined otherwise, the recipient of any Award pursuant to the Plan shall forfeit the Award, to the extent not then payable or exercisable, upon the occurrence of any of the following events:

  1.  The  recipient  is  Terminated  for  Cause.

  2. The recipient voluntarily terminates his or her employment other than by retirement after attainment of age 62, or such other age as may be provided for in the Award Agreement.

  3.  The  recipient  engages  in competition with the Company or any Affiliate.

  4. The recipient engages in any activity or conduct contrary to the best interests of the Company or any Affiliate, including, but not limited to, conduct that breaches the recipient's duty of loyalty to the Company or an Affiliate or that is materially injurious to the Company or an Affiliate, monetarily or otherwise. Such activity or conduct may include: (i) disclosing or misusing any confidential information pertaining to the Company or an Affiliate; (ii) any attempt, directly or indirectly, to induce any Employee of the Company or any Affiliate to be employed or perform services elsewhere, or (iii) any direct or indirect attempt to solicit, or assist another employer in soliciting, the trade of any customer or supplier or prospective customer of the Company or any Affiliate.

B. The Committee or the Board, as the case may be, may include in any Award Agreement any additional or different conditions of forfeiture it may deem appropriate, and may waive any condition of forfeiture stated above or in the Award Agreement.

C. In the event of forfeiture, the recipient shall lose all rights in and to portions of the Award which are not vested or which are not exercisable. Except in the case of Restricted Stock Awards as to which restrictions have not lapsed, this provision, however, shall not be invoked to require any recipient to transfer to the Company any Common Stock already received under an Award.

D. Such determinations as may be necessary for application of this Section, including any grant of authority to others to make determinations under this Section, shall be at the sole discretion of the Committee, or in the case of Awards granted to Directors, of the Board, and such determinations shall be conclusive and binding.

Section  V.  Beneficiary  Designation;  Death  of  Awardee

A. An Award recipient may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the recipient, an Option, Stock Appreciation Right or Phantom Stock Option, or to receive, in such event, any Other Stock Awards. The Committee reserves the right to review and approve beneficiary designations. A recipient may from time to time revoke or change any such designation or beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise. However, if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Option, Stock Appreciation Right or Phantom Stock Option, or to receive any Other Stock Award, the Committee may determine to recognize only an exercise by, or right to receive of, the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

B.  Upon  the  death  of  an  Award  recipient, the following rules shall apply:

  1. An Option, to the extent exercisable on the date of the recipient's death, may be exercised at any time within three years after the recipient's death, but not after the expiration of the term of the Option. The Option may be exercised by the recipient's designated beneficiary or personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution, or by the transferee of the Option in accordance with the provisions of Section VI.A.

  2. In the case of any Other Stock Award, any shares of Common Stock or cash payable shall be determined as of the date of the recipient's death, in accordance with the terms of the Award Agreement, and the Company shall issue such shares of Common Stock or pay such cash to the recipient's designated beneficiary or personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution.

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

Section  VI.  Other  Governing  Provisions

A.  Transferability

Except as otherwise provided herein, no Award shall be transferable other than by beneficiary designation, will or the laws of descent and distribution, and any right granted under an Award may be exercised during the lifetime of the holder thereof only by Award Recipient or by his/her guardian or legal representative; provided, however, that an Award recipient may be permitted, in the sole discretion of the Committee or its delegee, to transfer to a member of such recipient's immediate family, family trust or family partnership as defined by the Committee or its delegee, an Option granted pursuant to Section II hereof, other than an Incentive Stock Option, subject to such terms and conditions as the Committee or its delegee, in their sole discretion, shall determine.

B.  Rights  as  a  Shareholder

A recipient of an Award shall, unless the terms of the Award Agreement provide otherwise, have no rights as a shareholder, with respect to any Options or shares of Common Stock which may be issued in connection with an Award, until the issuance of a Common Stock certificate for such shares, and no adjustment other than as stated herein shall be made for dividends or other rights for which the record date is prior to the issuance of such Common Stock certificate. In addition, with respect to Restricted Stock Awards, recipients shall have only such rights as a shareholder as may be set forth in the terms of the Award Agreement.

C.  General  Conditions  of  Awards

No Employee, Director or other person shall have any rights with respect to the Plan, the shares of Common Stock reserved or in any Award, contingent or otherwise, until an Award Agreement shall have been delivered to the recipient and all of the terms, conditions and provisions of the Plan applicable to such recipient shall have been met.

D.  Reservation  of  Rights  of  Company

Neither the establishment of the Plan nor the granting of an Award shall confer upon any Employee any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate such employment at any time. No Award shall be deemed to be salary or compensation for the purpose of computing benefits under any employee benefit, pension or retirement plans of the Company or any Affiliate, unless the Committee shall determine otherwise.

E.  Acceleration

The Committee, or, with respect to any Awards granted to Directors, the Board, may, in its sole discretion, accelerate the vesting or date of exercise of any Awards.

F.  Effect  of  Certain  Changes

In the event of any extraordinary dividend, stock split-up, stock dividend, issuance of targeted stock, recapitalization, warrant or rights issuance, or combination, exchange or reclassification with respect to the Common Stock or any other class or series of common stock of the Company, or consolidation, merger or sale of all, or substantially all, of the assets of the Company, the Committee or its delegee shall cause such equitable adjustments as it deems appropriate to be made to the shares reserved under Section I.D of the Plan and the limits on Awards set forth in Section I.E.3 of the Plan, and the Committee or Board shall cause such adjustments to be made to the terms of outstanding Awards to reflect such event and preserve the value of such Awards. In the event that the Committee or Board determines that any such event has a minimal effect on the value of Awards, they may elect not to cause any such adjustments to be made. In all events, the determination of the Committee or Board or their delegee shall be conclusive. If any such adjustment would result in a fractional share of Common Stock being issued or awarded under this Plan, such fractional share shall be disregarded.

G.  Withholding  of  Taxes

The Company shall deduct from any payment, or otherwise collect from the recipient, any taxes required to be withheld by federal, state or local governments in connection with any Award. The recipient may elect, subject to approval by the Committee, to have shares of Common Stock withheld by the Company in satisfaction of such taxes, or to deliver other shares of Common Stock owned by the recipient in satisfaction of such taxes. With respect to Corporate Officers, Directors or other recipients subject to Section 16(b) of the Exchange Act, the Committee or, with respect to Awards granted to Directors, the Board, may impose such other conditions on the recipient's election as it deems necessary or appropriate in order to exempt such withholding from the penalties set forth in said Section. The number of shares to be withheld or delivered shall be calculated by reference to the Fair Market Value of the Common Stock on the date that such taxes are determined.

H.  No  Warranty  of  Tax  Effect

Except as may be contained in the terms of any Award Agreement, no opinion is expressed nor warranties made as to the tax effects under federal, foreign, state or local laws or regulations of any Award granted under the Plan.

I.  Amendment  of  Plan

The Board may, from time to time, amend, suspend or terminate the Plan in whole or in part, and if terminated, may reinstate any or all of the provisions of the Plan, except that (i) no amendment, suspension or termination may apply to the terms of any Award (contingent or otherwise) granted prior to the effective date of such amendment, suspension or termination, in a manner which would reasonably be considered to be adverse to the recipient, without the recipient's consent; (ii) except as provided in Section VI.F., no amendment may be made to increase the number of shares of Common Stock reserved under Section I.D of the Plan; (iii) except as provided in Section VI.F., no amendment may be made to increase the limitations set forth in Section 1.E.3 of the Plan, and
(iv) no amendment may withdraw the authority of the Committee to administer the Plan.

J.  Construction  of  Plan

The place of administration of the Plan shall be in the State of Missouri and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Missouri, without giving regard to the conflict of laws provisions thereof.

K.  Unfunded  Nature  of  Plan

The Plan, insofar as it provides for cash payments, shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be awarded under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations which may be created by the terms of any Award Agreement entered into pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

L.  Successors

All obligations of the Company under the Plan, with respect to any Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Section  VII.  Effective  Date  and  Term

The Plan shall be effective April 1, 2000 and shall continue in effect until December 31, 2009, when it shall terminate. Upon termination, any balances in the reserve established under Section I.D shall be cancelled, and no Awards shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary, to complete all of the Company's obligations under outstanding Awards or to conclude the administration of the Plan.

                                   EXHIBIT B

                    CHARTER OF THE ENERGIZER HOLDINGS, INC.
                                AUDIT COMMITTEE


                     The  Audit  Committee  of  the  Board  of  Directors  shall
PREFACE assist the Board in fulfilling its responsibilities with respect to accounting and management controls, and financial reporting.


                     Specifically, the Audit Committee is responsible for overseeing that:

                     --  a  system of internal controls is maintained throughout the Company which protects the assets of the Company on a reasonable and economic basis, provides for proper authorization and recording of transactions, and ensures financial information is reliable and accurate; and

                     --  financial  statements  fairly  present  in all material respects the financial condition and results of operations of the Company in accordance with generally accepted accounting principles.


MEMBERSHIP           The  Board  of  Directors shall appoint the Audit Committee members, all of whom shall be Directors. The Board may also appoint an individual, who need not be a Director, to serve as Secretary to the Committee.



                     The  Audit  Committee  shall  consist  of  at  least  three
INDEPENDENCE         Directors,  including  a  Chairman, each of whom shall meet the New York Stock Exchange requirements for membership on audit committees of listed companies. Directors ineligible for Audit Committee membership are directors who are 1) affiliates of the Company or officers or employees of the Company or its subsidiaries, 2) employed as executives of another company at which any of the Company's executives serve on that company's compensation committee, or 3) not independent because of a business relationship with the Company that the Board of Directors has determined impairs the directors' independence.



TERM Each member of the Audit Committee shall hold office until the earliest of the following shall occur: his or her successor member is elected, or he or she dies, resigns or is removed, or until he or she ceases to be a Director.



DUTIES The Audit Committee will meet formally at least two times a year with representatives from the independent public accountant, and the Company's General Counsel, Secretary, Corporate Controller, Chief Financial Officer and Chief Executive Officer. Its duties are to:


                      1.  Recommend  annually  to  the  Board  of  Directors the selection or reappointment of the independent public accountant;

                      2.  Review  the audit scopes and plans, and the associated fees, of the independent public accountant with management and the auditors;

                      3.  Review  the  reports  of  the  independent  public
                         accountant relating to financial reporting practices and reportable conditions in the internal control structure;

                      4.  Review  with  management  and  the  independent public accountant, the annual financial statements and results of the independent accountant's audit, including the independent accountants' judgment on the quality and consistent application of accounting principles, disclosures and underlying estimates in the annual financial statements prior to filing with the SEC.

                      5.  Review  with  management  and  the  independent
                         accountants, either telephonically or in person, the interim financial statements and results of the independent accountants' review, including the independent accountant's judgment on the quality and consistent application of accounting principles, disclosures and underlying estimates in the interim financial statements prior to filing with the SEC. The Chair of the Committee may represent the entire Committee for purposes of this review.

                      6.  Review  the  effect  of  new  or  proposed  auditing,
                         accounting or reporting standards with management and the independent public accountant;

                      7.  Review  the  scope  and fees of non-audit services and other relationships of the independent public accountant, and consider the possible effect of the performance of those services on the independence of the independent public accountant;

                      8.  Review  the  organization  and  costs  of the internal auditing department, adequacy of its resources, and productivity and competence of the audit staff;

                      9.  Review  the  annual  audit  risk  assessment  and  the proposed audit plans of internal auditing with management and the auditors;

                     10.  Review  the  coverage  and  results  of  the  internal audits, including review of significant deficiencies in internal controls and/or management improprieties identified in such audit, together with management's response thereto;

                     11.  Review  Company  policies  on  internal  controls, and ethical and responsible business conduct, and review the results and adequacy of programs and procedures for determining compliance with such policies;

                     12.  Review  information  concerning  environmental, legal, regulatory and other matters which may represent material financial exposure;

                     13.  Consider  any  other  matters related to the oversight responsibilities of the Audit Committee, as deemed advisable or necessary by Company management, the Board of Directors or the Audit Committee; and

                     14.  Review  and assess, at least annually, the adequacy of this charter and submit the charter for approval to the full Board at least every three years.


                     A  majority  of  the  members  of the Audit Committee shall
QUORUM constitute a quorum for all purposes and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

[LANGUAGE ON FRONT OF PROXY CARD]

                                 Proxy by Mail                  Please mark
                                                                your votes     X
                                                                like this
ENERGIZER HOLDINGS, INC.                        COMMON STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":
                           For All   Withhold   For All
                           Nominees             Except
1. Election of Directors                               Nominees:  01  R. Pruzan,
                            ------    ------    -----  02  F.S. Garrison, 03 R.D
                                                        Hoover, 04 H.F. Johnson
                             FOR    AGAINST   ABSTAIN
2. Approval of 2000                                    To withhold authority to
   Incentive Stock Plan     ------   ------    -----   vote for any nominees
                                                       listed above, mark the
                                                       "For All Except"  box
                                                       and write the name(s) of
                                                       the nominee(s) from whom
                                                       you wish to withhold
                                                       authority to vote in the
                                                       space provided below.
                                  ______________________________________________

Please be sure to sign            Mark box at right if you plan to attend the
and date this Proxy Card.         Annual Meeting on January 29, 2001.

IF YOU WISH TO VOTE ELECTRONICALLY
PLEASE READ THE INSTRUCTIONS BELOW

                                               COMPANY  NUMBER:
                                               PROXY  NUMBER:
                                               ACCOUNT  NUMBER:

SIGNATURE                         SIGNATURE                            DATE
PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE, GUARDIAN, OR OFFICER OF A CORPORATION, PLEASE GIVE TITLE AS SUCH. FOR JOINT ACCOUNTS, ALL NAMED HOLDERS SHOULD SIGN. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN ALL CARDS AND RETURN IN THE ACCOMPANYING POSTAGE-PAID ENVELOPES.

--------------------------------------------------------------------------------
                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE


                         VOTE BY TELEPHONE OR INTERNET
                        QUICK  ***  EASY  ***  IMMEDIATE

                           ENERGIZER HOLDINGS, INC.
* You can now vote your shares electronically through the Internet or the telephone.
*      This eliminates the need to return the proxy card.
* Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
-----------------------------------
WWW.ENERGIZER.COM

Have your proxy card in hand when you access the above website. Select "ENR Shareholder Proxy Voting". You will be prompted to enter the company number, proxy number, and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
-------------------------------

Mark, sign, and date your proxy card above, detach it, and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
--------------------------------
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number, and account number. Follow the voting instructions to vote your shares.

             PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY
             -----------------------------------------------------------

[LANGUAGE ON BACK OF PROXY CARD]

                           ENERGIZER HOLDINGS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 29, 2001


    P This proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder. IF NO DIRECTION IS
    R MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2. The undersigned hereby appoints J.P. Mulcahy and H.L. Strachan as Proxies, with
    O the power of substitution, to represent and to vote, as designated below, all the shares of the undersigned held of record on November
    X 24, 2000, at the Annual Meeting of Shareholders to be held on January 29, 2001 and any adjournments thereof.

    Y           (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)


          This proxy covers all Energizer Holdings, Inc. Common Stock you own in any of the following ways (provided the registrations are identical):
          -  Shares held of record
          -  Energizer Holdings, Inc. Savings Investment Plan
          -  Ralston Purina Company Savings Investment Plan

------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                      2001 ANNUAL MEETING ADMISSION TICKET

                           ENERGIZER HOLDINGS, INC.
                     2001 ANNUAL MEETING OF SHAREHOLDERS
                          MONDAY, JANUARY 29, 2001
                             2:30 P.M. LOCAL TIME
                          THE SAINT LOUIS ART MUSEUM
                               1 FINE ARTS DRIVE
                        ST. LOUIS, MISSOURI 63110-1380

        PLEASE PRESENT THIS TICKET FOR ADMITTANCE TO THE ANNUAL MEETING,
            ADMITTANCE WILL BE BASED UPON AVAILABILITY OF SEATING.

                                December 11, 2000

Dear  Savings  Investment  Plan  Participant:

Enclosed are a proxy statement, a proxy and an Annual Report for the Annual Meeting of Shareholders of Energizer Holdings, Inc. to be held on January 29, 2001. The enclosed proxy relates to shares of Energizer Common Stock of which you are the record holder and shares of Energizer Common Stock credited to your account in the Energizer Holdings, Inc. Savings Investment Plan or the Ralston Purina Company Savings Investment Plan (the "Plans")

The Trustee of each Plan will vote all shares of Energizer Common Stock held in their respective Plan as of November 24, 2000. Shares credited to your account as of November 16, 2000 will be voted in accordance with your instructions on the enclosed proxy card. Any credited shares for which no instructions are received by the Trustee, and any shares in the Plan that were credited between November 16, 2000 and November 24, 2000, will be voted by the Trustee in the same proportion as the shares for which instructions were received from all participants in that Plan.

Please complete, sign and date the enclosed proxy. It should be returned, in the post-paid envelope provided, to Continental Stock Transfer & Trust Company, which acts as tabulator. Alternatively, you may vote by telephone or via Internet. However you decide to vote, in order to provide the tabulator sufficient time to tabulate the votes, it has been requested that all proxies be returned, or votes be cast, as promptly as possible, but no later than January 25, 2001.

You may also have received additional proxy statements and proxies relating to other shares of Energizer Common Stock held by you. These proxies are not duplicates of the one enclosed and we ask that they also be voted pursuant to the instructions enclosed with them.



                         /s/ J.P. Mulcahy
                         J.P.  MULCAHY
                         Chief  Executive  Officer